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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
Ecolab Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/x/	No fee required
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
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/ /	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Ecolab Inc.
370 Wabasha Street N.
St. Paul, MN 55102-1390
651-293-2233

April 1, 2002

Dear Fellow Stockholder:

You are cordially invited to join us for our Annual Meeting of Stockholders, to be held at 10:00 a.m. on Friday, May 10, 2002 in the Spellman Room at the New York Palace Hotel, 455 Madison Avenue, New York, NY 10022. The Notice of Annual Meeting and the Proxy Statement that follow describe the business to be conducted at the meeting. We urge you to read both carefully.

We hope you plan to attend the meeting. Directions to the meeting site are located on the last page of the Proxy Statement. However, if you will not be able to join us, we encourage you to exercise your right as a stockholder and vote. Please sign, date and promptly return the accompanying proxy card, or make use of either our telephone or Internet voting services. Stockholders not in attendance may listen to a broadcast of the meeting on the Internet. Webcast instructions will be available on-line at www.ecolab.com/investor.

Sincerely,

Allan L. Schuman
Chairman of the Board,
President and Chief Executive Officer

      YOUR VOTE IS IMPORTANT. PLEASE COMPLETE AND RETURN
      THE ACCOMPANYING PROXY, OR USE THE TELEPHONE
      OR INTERNET VOTING SYSTEMS.

TABLE OF CONTENTS

NOTICE OF MEETING
VOTING PROCEDURES
Voting Shares and Quorum
Voting by Plan Participants
Telephone and Internet Voting
Revoking Your Proxy
Householding Information
Vote Tabulation
Discretionary Voting
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
SECURITY OWNERSHIP OF MANAGEMENT
BOARD COMMITTEES
ELECTION OF DIRECTORS
Nominees for Election to the Board of Directors — Class I (For a term ending 2005)
Members of Board of Directors Continuing in Office — Class II (For a term ending 2003)
Members of Board of Directors Continuing in Office — Class III (For a term ending 2004)
EXECUTIVE COMPENSATION
Report of the Compensation Committee on Executive Compensation
Summary Compensation Table
Option Grants in 2001
Aggregated Option Exercises in 2001 and December 31, 2001 Option Values
Comparison of Five-Year Cumulative Total Return
Pension Plan Table
CERTAIN TRANSACTIONS
STOCKHOLDER AGREEMENT
COMPANY TRANSACTIONS
PROPOSAL TO ADOPT THE ECOLAB INC. 2002 STOCK INCENTIVE PLAN
Introduction
Summary of 2002 Plan
Federal Income Tax Consequences
Incentive Awards Under the 2002 Plan
Board of Directors Recommendation
AUDIT COMMITTEE REPORT
RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
INDEPENDENT ACCOUNTANT'S FEES
OTHER MATTERS
Proxy Solicitation
Future Stockholder Proposals — Deadline for Inclusion in Proxy
Other Stockholder Proposals/Director Nominations — Deadline for Consideration

i

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 10, 2002

To the Stockholders of Ecolab Inc.:

The Annual Meeting of Stockholders of Ecolab Inc. will be held on Friday, May 10, 2002 at 10:00 a.m. in the Spellman Room at the New York Palace Hotel, 455 Madison Avenue, New York, NY 10022, for the following purposes (which are more fully explained in the Proxy Statement):

  (1)
  To elect four Class I Directors to a term to end at the third subsequent annual meeting.

  (2)
  To adopt the Ecolab Inc. 2002 Stock Incentive Plan.

  (3)
  To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the current year ending December 31, 2002.

  (4)
  To transact such other business as may properly come before the meeting and any adjournment thereof.

The Board of Directors has fixed the close of business on March 19, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

Whether or not you plan to attend the meeting, please complete and return the accompanying proxy in the enclosed envelope. Or, you may vote by telephone or the Internet. If you attend the meeting, you may vote your shares in person even though you have previously returned your proxy by mail, telephone or the Internet.

                      By Order of the Board of Directors

                      KENNETH A. IVERSON,
                      Vice President and Secretary

April 1, 2002

ii

ECOLAB INC.
370 Wabasha Street North, St. Paul, Minnesota 55102

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
MAY 10, 2002

This Proxy Statement, which is first being mailed to stockholders on or about April 1, 2002, is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Ecolab Inc., a Delaware corporation (hereinafter called the "Company"), from holders of Common Stock of the Company to be voted at the Annual Meeting of Stockholders to be held at 10:00 a.m. on Friday, May 10, 2002 and at any adjournment thereof.

VOTING PROCEDURES

Voting Shares and Quorum — Holders of Common Stock of record at the close of business on March 19, 2002 will be entitled to vote at the meeting and any adjournment thereof. As of March 19, 2002 the Company had outstanding and entitled to vote 128,881,801 shares of Common Stock. Each of such shares is entitled to one vote on each matter presented at the meeting. The presence at the meeting, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote, is required for a quorum for the transaction of business. Shares represented by a proxy with instructions to abstain and any shares represented by a limited proxy (i.e., a broker non-vote) will be counted in determining whether a quorum is present.

Voting by Plan Participants — If the stockholder is a participant in the Company's Dividend Reinvestment Plan or a participant in the Company's Employee Stock Purchase Plan, the proxy represents the number of shares held on account of the participant in those plans as well as shares held of record by the participant. With respect to participants and beneficiaries of the Company's defined contribution 401(k) Savings Plan, the proxy also serves as the voting instruction card to the plan trustee and represents the stockholder's proportional interest in shares of Common Stock beneficially held by the trustee.

Telephone and Internet Voting — Stockholders described in the two immediately preceding paragraphs may vote (or in the case of participants and beneficiaries of the Company's defined contribution 401(k) Savings Plan, instruct the trustee) by telephone or the Internet using the instructions indicated on the proxy card. Stockholders who hold shares through a bank or brokerage firm in "street name" also may have the opportunity to deliver voting instructions by telephone or the Internet. Please refer to your proxy/voting instruction form for further information.

Revoking Your Proxy — Proxies in proper form received by the time of the meeting will be voted as specified. A stockholder giving a proxy may revoke it at any time before it is exercised by submitting a written revocation to the Secretary of the Company, submitting a subsequently dated proxy, voting by telephone or the Internet at a later time, or by attending the meeting and voting in person.

Householding Information — Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy soliciting material. This means that you and other holders of the Company's Common Stock in your household may not receive separate copies of the Company's Proxy Statement or Annual Report. The Company will promptly deliver an additional copy of either document to any stockholder upon request to: Corporate Secretary, Ecolab Inc., 370 Wabasha Street North, St. Paul, MN 55102; telephone (651) 293-2233; or e-mail investor.info@ecolab.com.

Vote Tabulation

Proposal 1: Election of Directors — The directors shall be elected by a plurality of the votes cast. The four director nominees receiving the highest vote totals will be elected. Shares represented by proxies which contain instructions to "withhold" voting authority on one or more nominees will not affect the election of nominees receiving a plurality of the votes cast. It is intended that proxies solicited by the Board of Directors will (unless otherwise directed) be voted FOR the election of the four nominees named in this Proxy Statement. If, for any reason, any nominee becomes unavailable for election, the proxies solicited by the Board of Directors will be voted FOR such substituted nominee as is selected by the Board of Directors, or the Board of Directors, at its option, may reduce the number of directors to constitute the entire Board.

Proposal 2: Adoption of the Ecolab Inc. 2002 Stock Incentive Plan — The affirmative vote of a majority of the total votes cast by holders of shares present in person or represented by proxy at the Annual Meeting and entitled to vote is necessary for adoption of the 2002 Stock Incentive Plan. In accordance with the By-Laws of the Company, shares represented by a limited proxy (i.e., a broker non-vote) or represented by a proxy with instructions to abstain will not be counted as votes cast for purposes of calculating votes for or against adoption. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR adoption of the plan.

Proposal 3: Ratification of Independent Accountants — The affirmative vote of a majority of the total votes cast by holders of shares present in person or represented by proxy at the Annual Meeting and entitled to vote shall constitute ratification of the appointment of PricewaterhouseCoopers LLP. In accordance with the By-Laws of the Company, shares represented by a limited proxy (i.e., a broker non-vote) or represented by a proxy with instructions to abstain will not be counted as votes cast for purposes of calculating votes for or against ratification of the appointment. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR ratification of the appointment.

Discretionary Voting — As of the date of this Proxy Statement, the Board of Directors and management know of no other matters to be brought before the meeting in addition to those described herein. Should any other matters properly come before the meeting which call for a vote of the stockholders, the persons named in the accompanying proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their best judgment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information as to entities which have reported to the Securities and Exchange Commission ("SEC") or have advised the Company that they are a "beneficial owner," as defined by the SEC rules and regulations, of more than 5% of the Company's outstanding Common Stock.

		Amount and Nature of Beneficial Ownership
	Name and Address of Beneficial Owner			Percent of Class (1)
Class

Common	Henkel KGaA Henkelstrasse 67 Postfach 1100 40191 Düsseldorf 13 Germany	21,679,312	(2)	16.8%
Common	HC Investments, Inc. 1105 North Market Street Suite 1300 Wilmington, DE 19899	14,666,664	(3)	11.4%
(1)
The percent of class is based on the number of voting shares outstanding as of March 19, 2002.
(2)
As last reported to the SEC by Henkel KGaA on Form 4, filed January 4, 2002. Henkel KGaA is a partnership limited by shares organized under the laws of Germany. The Company understands that the majority of the voting stock of Henkel KGaA is controlled by the members of the Henkel family. Voting shares of the Company beneficially owned by Henkel KGaA are subject to an agreement containing certain restrictions pertaining to, among other things, maximum shareholding, transfer and voting rights. For a description of the agreement, see the information found at page 21 hereof under the heading "Stockholder Agreement."
(3)
HC Investments, Inc., a Delaware corporation, is an indirect, wholly-owned subsidiary of Henkel KGaA. Voting shares of the Company beneficially owned by HC Investments, Inc. are bound by the terms of the agreement between the Company and Henkel KGaA, as described at page 21 hereof.

SECURITY OWNERSHIP OF MANAGEMENT

In general, "beneficial ownership" includes those shares of Common Stock which a director or executive officer has the power to vote or transfer, as well as stock options that are exercisable currently or within 60 days. On March 12, 2002, the current executive officers and the directors of the Company owned, in the aggregate, 3,636,705 shares of Common Stock which is approximately 2.7% of shares outstanding. (As required by SEC disclosure rules, "shares outstanding" for this purpose includes options exercisable within 60 days.) The detail of beneficial ownership is set forth in the following table.

Non-employee directors also have interests in stock units under the Company's 2001 Non-Employee Director Stock Option and Deferred Compensation Plan. The stock units are Common Stock equivalents. The stock units are credited to a deferred stock unit account and will be paid in the form of Common Stock when a director leaves the Board. Although the stock units may not be voted or transferred, they are shown in the table below because they represent part of the total economic interest of the directors in Company stock.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Stock Units	Total	Percentage of Outstanding Shares Beneficially Owned

Allan L. Schuman	1,642,275	(1)(2)	0	1,642,275	1.2%
Bruno Deschamps	104,332	(1)(2)	0	104,332	*
John P. Spooner	382,563	(1)(2)	0	382,563	*
Richard L. Marcantonio	360,898	(1)(2)	0	360,898	*
Douglas M. Baker, Jr.	95,367	(1)(2)	0	95,367	*
Leslie S. Biller	29,510	(2)	6,354	35,864	*
Jerry A. Grundhofer	14,600	(2)	4,398	18,998	*
Stefan Hamelmann	3,800	(2)	593	4,393	*
James J. Howard	48,312	(2)	11,469	59,781	*
William L. Jews	13,964	(2)	3,861	17,825	*
Joel W. Johnson	26,799	(2)	7,891	34,690	*
Jochen Krautter	0		0	0	*
Ulrich Lehner	3,800	(2)	593	4,393	*
Jerry W. Levin	42,996	(2)	8,959	51,955	*
Robert L. Lumpkins	11,587	(2)	2,624	14,211	*
Current Directors and Executive Officers as a Group (19 persons)	3,636,705	(3)			2.7%
*
Indicates beneficial ownership of less than 1% of the Company's outstanding stock.
(1)
Includes the following shares held by officers in the Ecolab Savings Plan as of the last Plan report: Mr. Schuman, 12,356; Mr. Deschamps, 189; Mr. Spooner, 1,954; Mr. Marcantonio, 860; and Mr. Baker 3,417.
(2)
Includes the following shares which could be purchased under Company-granted stock options within 60 days from March 12, 2002: Mr. Schuman, 1,333,100; Mr. Deschamps, 102,833; Mr. Spooner, 359,423; Mr. Marcantonio, 337,983; Mr. Baker, 75,857; Mr. Biller, 19,510; Mr. Grundhofer, 2,600; Mr. Hamelmann, 3,800; Mr. Howard, 34,400; Mr. Jews, 13,964; Mr. Johnson, 25,641; Mr. Lehner, 3,800; Mr. Levin, 33,364; and Mr. Lumpkins, 11,187.
(3)
Includes 2,986 shares held by or on behalf of family members of directors and executive officers, 55,599 shares held for executive officers in Company-sponsored employee benefit plans as of the last plan reports, 3,008,338 shares to which these persons have the right to acquire beneficial ownership within 60 days of March 12, 2002, by the exercise of Company-granted stock options and 64,915 shares held by executive officers under Company-granted restricted stock awards which are subject to events of forfeiture.

BOARD COMMITTEES

The business and affairs of the Company are managed under the overall direction of the Board of Directors. To assist it in carrying out its duties, the Board has delegated certain authority to four standing committees: Audit, Compensation, Finance and Governance.

Audit Committee — The current Committee members are Messrs. Howard (Chairman), Jews, Johnson (Vice Chairman) and Lumpkins. The Committee met five times during the past year. In addition, the Committee Chair, as representative of the Committee, discussed the interim financial information contained in each quarterly earnings announcement for the first three calendar quarters of 2001 with the Company's Chief Financial Officer and/or Controller and with the Company's independent accountants prior to the announcement. The full Committee met to discuss the financial information contained in the fourth quarter earnings announcement prior to the announcement.

The Committee, which is composed entirely of non-employee directors, assists the Board of Directors in fulfilling its responsibilities to monitor (a) the quality and integrity of the Company's consolidated financial statements and management's financial control of operations, (b) the independence and performance of the independent accountants, (c) the role and performance of the internal audit function, and (d) the Company's compliance with legal and regulatory requirements. The Committee meets regularly with the Company's management and internal auditors, and with the Company's independent accountants.

The Board of Directors has adopted a written charter for the Audit Committee. A report of the Audit Committee is found under the heading "Audit Committee Report" at page 31 hereof.

The Board of Directors has determined that each member of the Audit Committee is "independent," as independence is defined in Sections 303.01(B)(2)(a) and (3) of the Listing Standards of the New York Stock Exchange, the primary exchange on which the Common Stock of the Company is listed.

Compensation Committee — The current Committee members are Messrs. Biller (Chairman), Grundhofer, Johnson (Vice Chairman) and Levin. The Committee met four times during the past year. The Committee is composed entirely of non-employee directors. The principal functions of this Committee are to review and approve (a) the Company's overall compensation policy and executive salary plan, (b) the base salary of corporate officers, and (c) the design, establishment, amendment and termination of the Company's employee benefit plans and related trusts. The Committee also administers the Company's stock and cash-based incentive (i.e., bonus) plans for executives, and makes recommendations to the Board with respect to the design and establishment of significant long-term executive compensation and benefit plans. Certain actions of the Committee relative to officers of the Company who also serve as directors may be subject to ratification by the Board. To assist the Committee in the design and review of executive compensation programs, the Board has selected and retained an independent compensation consultant who reports directly to the Committee. A report by the Committee on executive compensation is located on pages 11 and 12 hereof.

Finance Committee — The current Committee members are Messrs. Hamelmann, Howard, Jews (Chairman), Lehner and Lumpkins (Vice Chairman). The Committee met four times during the past year. The principal functions of this Committee are to review and make recommendations to the Board concerning (a) management's financial and tax policies and standards, (b) the Company's financing requirements, including the evaluation of management's proposals concerning funding vehicles to meet such requirements, (c) dividends, (d) the Company's capital expenditure budget, and (e) adequacy of insurance coverage. The Committee also evaluates acquisitions and divestitures of businesses from a financial standpoint. The Committee oversees a management committee which is charged with monitoring the performance of trust assets held in the Company's benefit plans and reviews the Company's investor relations program.

Governance Committee — The current Committee members are Messrs. Biller, Grundhofer (Vice Chairman), Hamelmann, Lehner, Levin (Chairman) and Schuman. The Committee met three times during the past year. The Governance Committee (a) reviews and recommends to the Board policies for the composition of the Board, (b) identifies, interviews, evaluates and recommends to the Board prospective director nominees, (c) reviews and makes recommendations to the Board with regard to compensation for Board service, (d) reviews and recommends to the Board changes in the Company's Certificate of Incorporation and By-Laws, (e) reviews and recommends to the Board with respect to Board organization, management succession and corporate governance issues, social responsibility and the Company's environmental practices, (f) leads the Board's Chief Executive Officer evaluation and Board effectiveness review processes, and (g) undertakes projects which do not fall within the jurisdiction of other committees of the Board. Recommendations by stockholders of potential director nominees may be directed to the Governance Committee in care of the Secretary of the Company, at the Company address located at the top of page 1.

ELECTION OF DIRECTORS

There were five meetings of the Board of Directors during the year ended December 31, 2001. Each director attended at least 75% of Board and Committee meetings. Overall attendance at Board and Committee meetings was 95%.

Under the Company's Restated Certificate of Incorporation, the number of directors is determined exclusively by the Board. Currently, the Board has fixed the number of directors at 11.

Pursuant to the agreement between the Company and Henkel KGaA ("Henkel") described at page 21 hereof under the heading "Stockholder Agreement," Henkel is entitled to designate a number of persons to be nominated for election to the Company's Board of Directors proportionate to Henkel's shareholding in the Company rounded down to the nearest whole number. As of February 28, 2002, Henkel beneficially owned approximately 28.3% of the Company's outstanding Common Stock and was accordingly entitled to designate three directors. Messrs. Stefan Hamelmann, Jochen Krautter and Ulrich Lehner have been appointed or elected to the Board pursuant to designation by Henkel.

The Board of Directors is divided into three classes. The members of each class are elected to serve a three-year term with the terms of office of each class ending in successive years.

The term of Class I Directors expires with this Annual Meeting of Stockholders. Messrs. Hamelmann, Howard, Levin and Lumpkins are the nominees for election to the Board as Class I Directors. All have previously served as directors of the Company. Class I Directors being elected at the current Annual Meeting will serve until the 2005 Annual Meeting expected to be held in May 2005, or until their successors have been duly elected and qualified. The directors of Class II and Class III will continue in office. The Board of Directors recommends a vote FOR the election of the four nominees named in this Proxy Statement.

The Board of Directors has no reason to believe that any of the named nominees is not available or will not serve if elected.

The following information with regard to business experience has been furnished by the respective directors or nominees or obtained from the records of the Company.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS—CLASS I
(FOR A TERM ENDING 2005)

STEFAN HAMELMANN,  age 38.

Owner of Franz Hamelmann Baugesellschaft GmbH and Franz Hamelmann Projekt GmbH, privately held construction and development companies. Member of the Henkel family which controls Henkel KGaA, Düsseldorf, Germany, a manufacturer of chemicals, household and personal care products and adhesives. Director of Ecolab since February 2001. Appointed to the Board pursuant to an understanding between the Company and Henkel (see information found at page 6 hereof under the heading "Election of Directors"). Member of the Finance and Governance Committees.

Mr. Hamelmann became a partner at Franz Hamelmann Baugesellschaft GmbH in 1993, serving as sole proprietor since 1997. Appointed as a guest member of the Shareholders' Committee of Henkel KGaA in 1997. Elected to the Henkel Shareholders' Committee in May 1999.

JAMES J. HOWARD,  age 66.

Chairman Emeritus of Xcel Energy Inc. ("Xcel"), an electricity and natural gas energy company formed by the August 2000 merger of New Century Energy and Northern States Power Company. Director of Ecolab since 1991. Chairman of the Audit Committee and member of the Finance Committee.

Mr. Howard joined Northern States Power as President and Chief Executive Officer in 1987. From 1994 until completion of the merger with New Century Energy, he served as Chairman of the Board, President and Chief Executive Officer of Northern States Power. In August 2000 Northern States Power merged with New Century Energy to form Xcel Energy. Served as Chairman of the Board of Xcel from August 2000 to August 2001 when Mr. Howard was named Chairman Emeritus. Director of Honeywell International Inc., Walgreen Company and NRG Inc. He is also on the Board of Visitors for the University of Pittsburgh, Joseph M. Kats Graduate School of Business.

JERRY W. LEVIN,  age 57.

Chairman and Chief Executive Officer of Sunbeam Corporation, a household consumer products company. Director of Ecolab since 1992. Chairman of the Governance Committee and member of the Compensation Committee.

Mr. Levin served in a number of senior executive positions with The Pillsbury Company from 1974 through 1989. In 1989, joined MacAndrews & Forbes Holdings, Inc. which controls Revlon, Inc. and The Coleman Company, among other companies. From 1989 to 1991, was Chairman of The Coleman Company, Inc. Served as President of Revlon, Inc. from 1991 to 1992 and as Chief Executive Officer of Revlon, Inc. and Revlon Consumer Products Corporation from 1992 until January 1997. In February 1997, he was appointed Chairman and Chief Executive Officer of The Coleman Company, Inc. and Chairman of Revlon, Inc. and The Cosmetic Center, Inc. He took his present position with Sunbeam Corporation in June 1998. Director of The Coleman Company, Inc., Revlon, Inc., Sunbeam Corporation and U.S. Bancorp.

ROBERT L. LUMPKINS,  age 58.

Vice Chairman and Chief Financial Officer of Cargill, Incorporated, a privately held international marketer, processor and distributor of agricultural, food, financial and industrial products. Director of Ecolab since August 1999. Member of the Audit Committee and the Finance Committee.

Mr. Lumpkins joined Cargill in 1968 and served in various finance and managerial positions. Named President of the Financial Services Division in 1983 and Chief Financial Officer for Cargill Europe, Limited in 1988. Appointed Chief Financial Officer of Cargill in 1989 and elected to Cargill's Board of Directors in 1991. Elected Vice Chairman of Cargill in 1995. Director of Cargill, Incorporated. Also a director of WhereNet Corporation and serves as a trustee of Howard University and of TechnoServe Inc., and as a member of the Advisory Councils of the Stanford Business School and the Notre Dame College of Science.

MEMBERS OF BOARD OF DIRECTORS CONTINUING IN OFFICE—CLASS II
(FOR A TERM ENDING 2003)

LESLIE S. BILLER,  age 54.

Vice Chairman and Chief Operating Officer of Wells Fargo & Company, a diversified financial services company. Director of Ecolab since 1997. Chairman of the Compensation Committee and member of the Governance Committee.

After holding various positions with Citicorp and Bank of America, Mr. Biller joined Norwest Corporation in 1987 as Executive Vice President in charge of strategic planning and acquisitions for Norwest Banking. Appointed Executive Vice President in charge of South Central Community Banking in 1990. He served as President and Chief Operating Officer of Norwest Corporation from February 1997 until its merger with Wells Fargo in November 1998, when he assumed his current position. Director of Wells Fargo & Company, and VISA U.S.A., Inc.

JERRY A. GRUNDHOFER,  age 57.

President and Chief Executive Officer of U.S. Bancorp, a financial services holding company. Director of Ecolab since 1999. Member of the Compensation Committee and the Governance Committee.

Following an extensive career in the commercial banking industry, including serving as Vice Chairman of BankAmerica Corporation, Mr. Grundhofer joined Star Banc Corporation as Chairman of the Board, President and Chief Executive Officer in 1993. In November 1998, Star Banc merged with Firstar Corporation and he assumed the position of President and Chief Executive Officer of Firstar Corporation. In February 2001, following a merger of Firstar Corporation and U.S. Bancorp, Mr. Grundhofer assumed his current position. Director of U.S. Bancorp and The Midland Company. In addition, Mr. Grundhofer serves on the boards of The Ohio National Financial Services, Inc. and The Ohio National Life Insurance Company.

JOCHEN KRAUTTER,  age 59

Chief Financial Officer and member of the Management Board of Henkel KGaA, Düsseldorf, Germany a manufacturer of chemicals, household and personal care products and adhesives. Director of Ecolab since March 2002. Appointed to the Board pursuant to an understanding between the Company and Henkel (see information found at page 6 hereof under the heading "Election of Directors").

Mr. Krautter joined Henkel KGaA in 1973 and held various positions in sales, marketing and management. Named to the Executive Board of Henkel in 1992. From 1992 - 1999 he was responsible for Henkel's Surface Technologies Business, Information Systems and Latin America operations. Appointed Chief Financial Officer in May 2000. Member of the Supervisory Boards of BASF Coatings AG and of Dresdner Bank Latin America.

ALLAN L. SCHUMAN,  age 67.

Chairman of the Board, President and Chief Executive Officer of Ecolab. Director of Ecolab since 1991. Member of the Governance Committee.

Mr. Schuman joined Ecolab in 1957. After service in numerous executive positions including President, Ecolab Services Group from 1988 to 1992, he was named President and Chief Operating Officer of the Company in August 1992 and President and Chief Executive Officer in March 1995. Assumed the additional position of Chairman of the Board in January 2000. During the period January 2001 through February 2002, relinquished the title of President. Director of Xcel Energy Inc. Also serves as a director of Schwan's Sales Enterprises, Inc., The Soap and Detergent Association, the Ordway Center for the Performing Arts, the Guthrie Theater and Chairman of the Capital City Partnership. Trustee of the Culinary Institute of America and of the National Restaurant Association. Member of the Board of Overseers of Carlson School of Management at the University of Minnesota, and the Board of Trustees of Hamline University.

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE—CLASS III
(FOR A TERM ENDING 2004)

WILLIAM L. JEWS,  age 50.

President and Chief Executive Officer of CareFirst, Inc., a health care service holding company, and its affiliated health care services, BlueCross and BlueShield of Maryland, BlueCross and BlueShield of Delaware, BlueCross and BlueShield of the National Capital Area. Director of Ecolab since 1999. Chairman of the Finance Committee and member of the Audit Committee.

Following an extensive career in health administration, Mr. Jews served as President and Chief Executive Officer of Dimensions Health Care Corporation from 1990 to 1993. In 1993, he joined BlueCross and BlueShield of Maryland as President and Chief Executive Officer. Appointed to his current position with CareFirst in January 1998. In November 2001, CareFirst announced an agreement to merge with with WellPoint Health Networks Inc., a national healthcare company. Subject to regulatory approval, the transaction is expected to close during the first half of 2003 at which time Mr. Jews is expected to lead WellPoint's Southeast Region operations. Director of The Ryland Group, Municipal Mortgage and Equity, LLC, Choice Hotels, MBNA, and the Federal Reserve Bank of Richmond.

JOEL W. JOHNSON,  age 58.

Chairman of the Board, President and Chief Executive Officer of Hormel Foods Corporation, a processor and marketer of meat and food products. Director of Ecolab since 1996. Vice Chairman of the Compensation Committee and the Audit Committee.

Following an extensive career at General Foods Corporation, Mr. Johnson joined Hormel Foods Corporation in 1991 as Executive Vice President—Sales & Marketing. Advanced to President in 1992, Chief Operating Officer and Chief Executive Officer in 1993 and Chairman of the Board in 1995. Director of Hormel Foods Corporation, the Meredith Corporation and U.S. Bancorp. Also a director of The Hormel Foundation, American Meat Institute and Grocery Manufacturers Association as well as a member of Board of Overseers of the Carlson School of Management at the University of Minnesota and the Board of Trustees of Hamilton College.

ULRICH LEHNER,  age 55

President and Chief Executive Officer of Henkel KGaA, Düsseldorf, Germany a manufacturer of chemicals, household and per- sonal care products and adhesives. Director of Ecolab since February 2001. Appointed to the Board pursuant to an understanding between the Company and Henkel (see information found at page 6 hereof under the heading "Election of Directors"). Member of the Finance and Governance Committees.

Mr. Lehner joined Henkel KGaA in 1981 and, following three years at Fried Krupp GmbH serving as Head of Controlling Department, returned to Henkel in 1986 as Head of Accounting/Taxes. Named Corporate Vice President, Finance/Controlling in 1994 and promoted to Executive Vice President, Finance/Logistics in 1995. Elected to his current position of President and Chief Executive Officer in May 2000. Director of Novartis AG and also serves as Chairman of the Management Board of Henkel KGaA.

EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors (the "Committee") is composed solely of directors who are not current or former employees of the Company. The Committee is responsible for the overall executive compensation program and reviews each component annually to maintain alignment with the Company's goals and philosophy. The Company's management and independent compensation consultants provide competitive data and assistance to help the Committee carry out its responsibilities. The Board of Directors holds authority to ratify certain actions of the Committee. The Committee intends to make all reasonable attempts to comply with the requirements to exempt executive compensation from the $1 million deduction limitation under Section 162(m) of the Internal Revenue Code, unless the Committee determines that such compliance in given circumstances would not be in the best interests of the Company and its stockholders.

Philosophy — The Committee uses compensation to help communicate desired business results to executives and to influence them to make decisions to produce those results. The program must be competitive to attract, retain and motivate executives, and it must reinforce and complement sound management practices. In addition, the executives' interests must be effectively aligned with those of our stockholders and, to this end, the Committee has developed executive stock ownership guidelines to ensure that executives accumulate a significant ownership stake and are vested in maximizing long-term stockholder returns.

The principal components of the executive compensation program consist of base salary, annual incentives under the Management Incentive Plan or Management Performance Incentive Plan, and long-term incentives in the form of annual stock option awards. The Company no longer grants restricted stock as part of the normal long-term incentive program, but may make grants on a selective basis to executives and key employees in connection with promotions and for recruitment and retention purposes. The Company's philosophy is to position the aggregate of these components at a level that is commensurate with the Company's size and performance relative to a broad range of general industry manufacturing and service companies. The Committee periodically reviews the reasonableness of total compensation levels and mix using public information from comparator company proxy statements and survey information from credible third-party general industry surveys.

Base Salary — The Committee reviews the base salary of executive officers on an annual basis in light of relevant market data and individual performance to determine whether an increase is appropriate. For the most recent fiscal year, base salary increases for executive officers other than the Chief Executive Officer averaged 7.8% excluding promotions. The Committee established a base salary of $875,000 for the Chief Executive Officer representing a 9.4% increase over the prior fiscal year. The increase was based on the Committee's assessment of the Chief Executive Officer's performance in the most recent fiscal year.

Management Incentive Plan (MIP)/Management Performance Incentive Plan (MPIP) — The MIP is a cash-based annual incentive plan that focuses executives' attention on achieving competitive annual business goals. The Committee, with input from management, sets specific performance goals at the beginning of each year and communicates them to the Company's executives. A mix of corporate and business unit goals is used to assure that executives have a reasonable measure of control over the factors affecting their awards. For the most recent fiscal year, these performance goals were based principally on earnings per share and business unit operating income and revenue goals. Target award opportunities for executive officers, other than the Chief Executive Officer, ranged from 35% to 60% of base salary. Final awards can range from 0% to 200% of the target award based on overall Company, business unit and individual performance.

The MPIP is a stockholder approved plan that is similar to the MIP, except that it is intended to qualify for the performance-based exception to the $1,000,000 deduction limitation under Section 162(m) of the Internal Revenue Code. For the most recent fiscal year, the Committee selected the Chief Executive

Officer as the sole participant in the MPIP and established a maximum award payment opportunity equal to 250% of base salary based on the attainment of pre-established diluted earnings per share goals.

The Committee, in general, makes awards based strictly on the level of achievement against pre-established goals. Under the MIP, the Committee may, in its sole discretion, make awards at a level higher or lower than that determined by strict application of achievement against goals based upon such other business and individual performance criteria as the Committee determines appropriate. Under the MPIP, however, the Committee may make awards only at a level that is at or lower than the level determined by strict application of achievement against goals.

For the most recent fiscal year, threshold levels of corporate performance were not attained under the MIP or MPIP, and as a result, aggregate award payments were down over 50 percent from the prior fiscal year. Individual award payments were allocated to executive officers, other than the Chief Executive Officer, based on the performance of certain business units, certain award guarantees made in connection with new job assignments, and a discretionary assessment of individual performance in light of the challenging economic environment. The Committee awarded to the Chief Executive Officer, separate from the MPIP which did not fund, a discretionary bonus payment of $200,000 based on overall Company performance for the most recent fiscal year and a special payment of $1,000,000 in recognition of his significant personal efforts and contributions in regard to the transaction whereby the Company acquired a 100% interest in the Henkel-Ecolab joint venture.

Long-Term Incentives — The Committee uses annual grants of stock options to deliver a competitive compensation package that motivates executives to make decisions that will increase the value of Company stock, thus providing an appropriate focus on the long-term growth of the Company. When executives deliver sustained superior returns to stockholders by outperforming the general industry, they can increase their own compensation accordingly.

Stock options are granted annually under a shareholder approved plan with exercise prices not less than the fair market value of the Company's common stock on the date of grant, providing no value to the executive unless the Company's stock price increases after the grants are made. Except for the premium-priced stock option awards discussed below, stock options granted during the most recent fiscal year have a 10-year exercise term and vest ratably on the first three anniversaries of the date of grant, subject to accelerated vesting in the event of certain terminations of employment or a defined change-in-control of the Company. Stock options granted to plan participants, including executive officers, may be transferred to defined family members or legal entities established for their benefit, and provide for a one-time automatic grant of a reload stock option if the optionee exercises the original stock option by tendering shares of previously owned common stock of the Company. The reload stock option is for the same number of shares tendered to exercise the original stock option and withheld to satisfy minimum statutory tax obligations, has an exercise price equal to the fair market value of the Company's common stock on the reload grant date, and is immediately exercisable at any time during the remaining exercise term of the original stock option. The stock option award to the Chief Executive Officer for fiscal year 2001 was made consistent with the provisions discussed above.

In fiscal years 1998 through 2001, the Committee made special grants of premium-priced stock options to a select group of executives. The purpose of the grants was to incent the achievement of the growth goals established by the Company's strategic business plan. These options vested in February 2001 (options granted in 2001 vested six-months after grant) and have a term ending in May 2003.

Conclusion — The Committee believes that executive compensation policies and programs described in the report serve the interests of stockholders and the Company effectively. The various pay vehicles utilized maintain an appropriate balance between motivating achievement of short-term goals and strategically leading the Company in a direction to provide long-term success. The Committee will continue to monitor the effectiveness of the Company's total compensation program to ensure that it meets the needs of the Company.

Leslie S. Biller Jerry A. Grundhofer	Joel W. Johnson Jerry W. Levin

SUMMARY COMPENSATION TABLE

The following table shows cash and non-cash compensation for each of the last three years ended December 31 for the Company's Chief Executive Officer and for the next four most highly-compensated executive officers who were serving in those capacities at December 31, 2001.

		Annual Compensation							Long Term Compensation Awards

Name and Principal Position	Year	Salary(1) ($)		Bonus(1,2) ($)			Other Annual Compensation(3) ($)		Restricted Stock Award(s)(4) ($)		Securities Underlying Options(5) (#)	All Other Compensation(6) ($)

Allan L. Schuman, Chairman of the Board, President and Chief Executive Officer	2001 2000 1999	$ $ $	875,000 800,000 750,000	$ $ $	1,200,000 1,500,000 1,200,000	(7)	$ $ $	81,458 185,857 80,667		$-0- -0- 520,000	350,000 330,000 250,000	$ $ $	62,250 69,000 58,500
Bruno Deschamps, Former President and Chief Operating Officer (8)	2001 2000 1999		$550,000 — —		$630,000 — —	(9)		$377,578 — —		-0- — —	298,500 — —		$24,625 — —
John P. Spooner, President— International	2001 2000 1999	$ $ $	450,000 375,000 375,000	$ $ $	247,500 225,000 223,600	(10)	$ $ $	322,590 10,109 145		$-0- -0- 123,200	55,000 75,000 20,350	$ $ $	20,925 18,000 17,958
Richard L. Marcantonio, President— Industrial and Service Sectors	2001 2000 1999	$ $ $	400,000 360,000 350,000	$ $ $	150,000 250,000 200,200			$-0- 13,491 -0-	$ $	53,651 -0- 128,000	55,000 85,000 20,500	$ $ $	16,500 18,300 16,506
Douglas M. Baker, President— Institutional Sector(11)	2001 2000 1999		$290,000 — —		$112,000 — —			$110,115 — —		-0- — —	80,000 — —		$12,060 — —
(1)
Includes amounts deferred under Section 401(k) of the Internal Revenue Code, pursuant to the Company's Savings Plan, amounts deferred under a non-qualified deferred compensation plan maintained by the Company for a select group of executives and salary reductions per
Section 125 of the Internal Revenue Code.
(2)
Represents annual cash awards, including awards under the Company's Management Incentive Plan ("MIP") and, if applicable, the Company's Management Performance Incentive Plan ("MPIP"). The MIP and MPIP are discussed at page 11 hereof in the "Report of the Compensation Committee on Executive Compensation."
(3)
Represents payment by the Company of: (i) certain perquisites for Messrs. Schuman, Deschamps, Spooner and Baker including, (a) in the case of Mr. Schuman, payment of life insurance premiums ($36,729) and a Company automobile ($24,130), (b) payment of certain relocation expenses and allowances in the case of Messrs. Deschamps ($326,190), Spooner ($208,148) and Baker ($76,533) in connection with company transfers, and (ii) certain payroll taxes on items reported in this column. In addition, the Company maintains supplemental long-term disability benefits for a select group of executives, which benefits are self-funded. No specific allocation of cost is made to any named executive officer prior to the occurrence of a disability.
(4)
Represents the cumulative dollar value of restricted stock awards during the calendar year based on the closing market price of the Company's Common Stock on the date of grant. The recipients receive dividends declared on, and have voting power over, the restricted shares. The value and number of the aggregate shares of restricted stock held by the named executive officers at December 31, 2001 were as follows: Mr. Schuman, $261,625 with 6,500 shares; Mr. Spooner, $61,985 with 1,540 shares; Mr. Marcantonio, $64,400 with 2,900 shares and Mr. Baker, $20,125 with 500 shares.

  Generally, restricted stock awards vest on the second and fourth anniversary dates of the grant at the cumulative rate of 50% of each award, based on continued employment of the recipient. The number of shares awarded during 2001, 2000 and 1999, respectively, to the named executive officers were: Mr. Schuman, 0, 0, and 13,000; Mr. Spooner, 0, 0, and 3,080; Mr. Marcantonio, 1,300, 0 and 3,200. Messrs. Deschamps and Baker received no restricted stock awards during the period they were executive officers.

  Restrictions will lapse immediately on all restricted stock awards in the event of a change in control of the Company. A change in control as defined in connection with awards made in 1999, occurs if: (i) a person or group acquires 25% or more of the Company's outstanding voting power. However, if the acquisition was approved by the Board of Directors, then a change in control occurs at 34% ownership. If the acquiring person, prior to becoming a 25% shareholder, has entered into (and is in compliance with) a shareholder agreement which imposes limits on the person's maximum shareholding, then a change in control occurs only upon acquisition of 50% of the Company's voting power; (ii) during the period of two consecutive years, individuals who, at the beginning of such a period, were members of the Board, cease for any reason to constitute at least a majority thereof (unless the election or the nomination for election by the Company's stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period or whose election or nomination were previously so approved); (iii) the stockholders approve a merger or consolidation of the Company in which voting securities of the surviving entity will represent less than 80% of the Company's voting securities prior to the transaction; or (iv) the stockholders of the Company approve a plan of complete liquidation or an agreement to sell all or substantially all of the Company's assets. For the award made in 2001, change in control is as described under the heading "Option Grants in 2001" on page 15.

(5)
Includes for Mr. Deschamps and Mr. Baker certain premium-priced options which offer no gain to the optionee until the stock price exceeds $49.00.

(6)
Amounts reported for 2001 represent: (i) the maximum matching contribution of $5,100 made by the Company to each of the named executive officers under the Company's defined contribution 401(k) Savings Plan available generally to all employees; and (ii) the matching contributions made or to be made by the Company on base salary and bonus earned in respect of 2001 which the executive elected to defer under a non-qualified mirror 401(k) deferred compensation plan maintained by the Company for a select group of executives, in the following amounts: Mr. Schuman, $57,150; Mr. Deschamps, $19,525; Mr. Spooner, $15,825;
Mr. Marcantonio, $11,400; and Mr. Baker $6,960.

(7)
The bonus for Mr. Schuman was comprised of a special discretionary payment of $200,000, separate from the regular MPIP which did not fund, based on 2001 Company performance and a $1,000,000 special payment relating to the transaction whereby the Company acquired a 100% interest in the Henkel-Ecolab joint venture. These payments are described at page 12 hereof in the "Report of the Compensation Committee on Executive Compensation."

(8)
Mr. Deschamps became President and Chief Operating Officer on January 1, 2001 and resigned from that position effective March 1, 2002.

(9)
The bonus for Mr. Deschamps is comprised of a one-time signing bonus of $300,000 and a guaranteed bonus for 2001.

(10)
The bonus for Mr. Spooner was guaranteed for 2001.

(11)
Mr. Baker became an executive officer on January 1, 2001.

OPTION GRANTS IN 2001

	Individual Grants						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)

Name	Number of Securities Underlying Options Granted(2) (#)	Percent of Total Options Granted to Employees in 2001		Exercise or Base Price ($/Sh)		Expiration Date	0% ($)	5% ($)		10% ($)

Allan L. Schuman	350,000	13.3%			$37.92	12/06/11	-0-		$8,361,360		$21,102,480
Bruno Deschamps	143,500 55,000 100,000	5.5 2.1 3.8	% % %	$ $ $	43.905 49.00 37.92	01/01/11 05/20/03 12/06/11	-0- -0- -0-	$ $	3,969,232 -0- 2,388,960	$ $ $	10,017,584 115,427 6,029,280
John P. Spooner	55,000	2.1%			$37.92	12/06/11	-0-		$1,313,928		$3,316,104
Richard L. Marcantonio	55,000	2.1%			$37.92	12/06/11	-0-		$1,313,928		$3,316,104
Douglas M. Baker, Jr.	25,000 55,000	1.0 2.1	% %	$ $	49.00 37.92	05/20/03 12/06/11	-0- -0-		$-0- 1,313,928	$ $	52,467 3,316,104
(1)
The dollar amounts under these columns are the results of calculations at the 0%, 5% and 10% compounded growth rates set or permitted by the SEC for the purposes of this table over a period equal to the term of the option. These rates and amounts are not intended to forecast possible future price appreciation of the Company's Common Stock. No gain to the optionees is possible without an increase in stock price.

(2)
In general, options granted in 2001 become exercisable cumulatively at the rate of 33, 67 and 100% on each anniversary of the date of grant and become exercisable earlier upon the holder's retirement under the Company's pension plan or upon a change in control of the Company. However the premium priced options having an exercise price of $49.00 vested six months after grant. The non-premium priced option may be transferred to defined family members or legal entities established for their benefit, and provide for a one-time automatic grant of a reload stock option if the optionee exercises the original stock option by tendering shares of previously owned common stock of the Company. The reload stock option is for the same number of shares tendered to exercise the original stock option and withheld to satisfy minimum statutory tax obligations, has an exercise price equal to the fair market value of the Company's common stock on the reload grant date, and is immediately exercisable at any time during the remaining exercise term of the original stock option.

  For the purpose of options granted in 2001, change in control of the Company occurs if (i) a person or group acquires 25% or more of the Company's outstanding voting power. However, if the acquisition was approved by the Board of Directors, then a change in control occurs at 34% ownership. If the acquiring person, prior to becoming a 25% shareholder, has entered into (and is in compliance with) a shareholder agreement which imposes limits on the person's maximum shareholding, then a change in control occurs only upon acquisition of 50% of the Company's voting power; (ii) individuals who, on August 18, 2000, were members of the Board, cease for any reason to constitute at least a majority thereof (unless the election or the nomination for election by the Company's stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors on August 18, 2000, or whose election or nomination were previously so approved); (iii) there is consummated a merger or consolidation of the Company other than a merger or consolidation which would result in the voting power of the Company immediately prior to the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) over 50% of the voting power of the Company or the surviving entity immediately after such transaction and in which no person or group acquires 50% or more of the voting power of the Company or surviving entity; or (iv) the stockholders of the Company approve a plan of complete liquidation or there is consummated an agreement to sell all or substantially all of the Company's assets other than to an entity more than 50% of the voting power of which is owned by the stockholders of the Company in substantially the same proportion as their ownership of the Company immediately prior to such sale.

AGGREGATED OPTION EXERCISES IN 2001 AND
DECEMBER 31, 2001 OPTION VALUES

			Number of Securities Underlying Unexercised Options at December 31, 2001		Value of Unexercised In-the-Money Options at December 31, 2001(2)

Name	Shares Acquired on Exercise (#)	Value Realized(1) ($)	Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)

Allan L. Schuman	393,600	$11,636,740	1,533,100	727,500	$13,635,381	$1,786,734
Bruno Deschamps	-0-	-0-	55,000	243,500	-0-	$260,500
John P. Spooner	60,000	$1,624,850	359,423	118,927	$2,634,347	$263,836
Richard L. Marcantonio	-0-	-0-	337,983	126,917	$1,648,072	$277,394
Douglas M. Baker, Jr.	-0-	-0-	75,857	85,543	$880,343	$181,359

(1)
Represents the difference between the fair market value of the Company's Common Stock on the exercise date and the exercise price of the option.

(2)
Represents the difference between the fair market value of the Company's Common Stock as of December 31, 2001 and the exercise price of the option.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN(1)

Prior to 2001, the Company was included in the Standard & Poor's Chemicals (Specialty) Index. Following adoption by Standard & Poor's of its new Global Industry Classification Standard, the Company was reclassified by Standard & Poor's into the Specialty Chemicals sub-industry of the Standard & Poor's Materials Sector.

The graph below compares the cumulative total shareholder return on the Company's Common Stock for the five calendar years ended December 31, 2001, with the cumulative total return on the Standard & Poor's 500 Index, the Standard & Poor's Chemicals (Specialty) Index and the Standard & Poor's Specialty Chemicals sub-industry, over the same periods (assuming the investment of $100 in the Company's Common Stock, the Standard & Poor's 500 Index, the Standard & Poor's Chemicals (Specialty) Index and the Specialty Chemicals sub-industry on January 1, 1997, and reinvestment of all dividends).

(1)
Total return calculations prepared by Standard & Poor's Compustat.

PENSION PLAN TABLE

Average Annual Earnings During The Highest Five Continuous Years of Eligible Service
	Combined Annual Retirement Income from the Plans with Years of Service

	10 Years	15 Years	20 Years	25 years	30 Years	35 Years	40 Years	45 Years

$400,000	$80,000	$120,000	$160,000	$200,000	$240,000	$240,000	$240,000	$240,000
500,000	100,000	150,000	200,000	250,000	300,000	300,000	300,000	300,000
600,000	120,000	180,000	240,000	300,000	360,000	360,000	360,000	360,000
700,000	140,000	210,000	280,000	350,000	420,000	420,000	420,000	420,000
800,000	160,000	240,000	320,000	400,000	480,000	480,000	480,000	480,139
900,000	180,000	270,000	360,000	450,000	540,000	540,000	540,000	540,889
1,000,000	200,000	300,000	400,000	500,000	600,000	600,000	600,000	601,639
1,100,000	220,000	330,000	440,000	550,000	660,000	660,000	660,000	662,389
1,200,000	240,000	360,000	480,000	600,000	720,000	720,000	720,000	723,139
1,300,000	260,000	390,000	520,000	650,000	780,000	780,000	780,000	783,889
1,400,000	280,000	420,000	560,000	700,000	840,000	840,000	840,000	844,639
1,500,000	300,000	450,000	600,000	750,000	900,000	900,000	900,000	905,389
1,600,000	320,000	480,000	640,000	800,000	960,000	960,000	960,000	966,139
1,700,000	340,000	510,000	680,000	850,000	1,020,000	1,020,000	1,020,000	1,026,889
1,800,000	360,000	540,000	720,000	900,000	1,080,000	1,080,000	1,080,000	1,087,639
1,900,000	380,000	570,000	760,000	950,000	1,140,000	1,140,000	1,140,000	1,148,389
2,000 000	400,000	600,000	800,000	1,000,000	1,200,000	1,200,000	1,200,000	1,209,139
2 100,000	420,000	630,000	840,000	1,050,000	1,260,000	1,260,000	1,260,000	1,269,889
2,200,000	440,000	660,000	880,000	1,100,000	1,320,000	1,320,000	1,320,000	1,330,639

The preceding table shows the estimated annual benefits payable under the Company's non-contributory qualified defined benefit Pension Plan, the Company's non-contributory non-qualified defined benefit Mirror Pension Plan and the Company's Supplemental Executive Retirement Plan (based upon a 15-year period certain for the supplemental retirement benefit and a straight life annuity for both the qualified and non-qualified pension benefits) following retirement at age 65 for sample covered compensation amounts and lengths of plan participation, without regard to vesting and offsets, if any, for benefits under the Savings Plan or any predecessor plans and Social Security. At the end of 15 years, payment of amounts attributable solely to the Supplemental Executive Retirement Plan cease. The amounts shown in the preceding table which are attributable to the Supplemental Executive Retirement Plan would be reduced by $9,216, which is the amount attributable to 50% of the primary Social Security annual retirement benefit, based upon 2001 maximum levels for retirement in 2001 at age 65, and by annuitized amounts presumed to be paid from the Company's matching contribution made prior to July 1, 1994 under the Company's Savings Plan and a former profit-sharing plan of the Company.

The table does not show the additional "past service benefit" provided under the Supplemental Executive Retirement Plan to eligible executives who are unable to earn the maximum supplemental benefit by retirement at or after age 65 because the executive was hired by the Company after age 35. The past service benefit would add an additional benefit of 1% of the difference between covered compensation at retirement and annualized earnings at the time of joining the Company ("first year earnings") for each year by which the executive's age at date of hire exceeded 35. Messrs. Deschamps, Spooner and Marcantonio are currently subject to these provisions and their first year earnings and estimated years of service creditable as past service are as follows: Mr. Deschamps, $550,000 with 14.45 years; Mr. Spooner, $365,000 with 12.93 years; and Mr. Marcantonio, $321,233 with 12.85 years.

Applicable approximate covered compensation and credited years of service as of December 31, 2001 for the combined pensions and supplemental executive retirement benefits for the individuals named in the Summary Compensation Table at page 13 hereof are as follows: Mr. Schuman, $1,811,000 with 44.2 years; Mr. Deschamps, $550,000 with 1 year; Mr. Spooner, $540,068 with 7 years; Mr. Marcantonio, $556,042 with 4 years; and Mr. Baker, $263,618 with 12 years.

Covered compensation is based on the executive officer's average annual earnings during the five continuous years of highest earnings. In general, there is no material variation between compensation used to determine covered compensation and the base salary and bonus compensation of executive officers as reported in the Summary Compensation Table at page 13 hereof.

Severance Policy and Severance Agreements — The Company has adopted a Change in Control Severance Compensation policy (the "Policy"). The Policy applies to elected officers of the Company, which includes each named executive officer listed in the Summary Compensation table on page 15. The Policy, in general, runs until the later of either two years after a notice of termination of the Policy is given by the Board of Directors or, if a change in control has occurred, two years after a change in control.

Under the Policy, if within two years following a change in control the officer's employment with the Company is terminated without Just Cause (as defined in the Policy) or the officer voluntarily terminates his/her employment for Good Reason (as defined in the Policy), the officer is entitled to a severance payment. The severance payment is paid in a lump sum and is equal to the aggregate of (i) two times the sum of the officer's base salary plus target annual bonus; and (ii) a pro-rated portion of the target annual bonus for the year of termination. The officer also is entitled to payment of reasonable outplacement service fees up to 20% of base salary and continuation, for up to 18 months, of medical and dental health coverage at the cost the officer paid prior to termination of employment. It is a condition of the payment of such benefits that the officer provide the Company with a release from claims against the Company.

In addition, the Company's non-qualified deferred compensation plans provide that the interests of participants shall vest and become non-forfeitable upon a change in control of the Company. Each named executive officer listed in the Summary Compensation table on page 13 participates in such deferred compensation plans.

For the purpose of the Policy, and the defined compensation plans, the term "change in control" has the same meaning given it in the discussion found at page 27 hereof under the heading "Change in Control of the Company."

Mr. Bruno Deschamps resigned as President and Chief Operating Officer of the Company effective March 1, 2002. In connection with the resignation, Mr. Deschamps and the Company entered into a Separation Agreement effective March 11, 2002 (the "Separation Agreement"). The Separation Agreement provides, among other things, that:

  •
  Mr. Deschamps will continue as an employee until August 31, 2002, or until such earlier date as Mr. Deschamps may elect ("Transition Period"), at his base salary of $47,250 per month. Following the end of the Transition Period, Mr. Deschamps will receive a lump sum payment of $2,499,765, less gross base salary paid after March 31, 2002.

  •
  The Company will pay an aggregate of $1,000,000 in semi-monthly installments over 24 months following the termination of Mr. Deschamps' employment with the Company.

  •
  The Company will (i) provide outplacement services until Mr. Deschamps is re-employed at a comparable job, (ii) provide relocation benefits (including acquisition of Mr. Deschamps' residence) generally consistent with the Company's relocation policy and the terms under which Mr. Deschamps was moved to Minnesota in connection with his 2000 hire, (iii) provide reimbursement of up to $25,000 in legal fees for negotiation of the Separation Agreement, (iv) pay the lease payments on Mr. Deschamps' Company car for 24 months, and (v) provide for continuation of family medical and dental coverage, executive financial planning and tax return services, and Company death benefit protection for 24 months.

  •
  Mr. Deschamps, during a two-year period, will not compete with the Company and will not solicit for hire, or interfere with the employment of, any Company employee.

  •
  The Company and Mr. Deschamps, by mutual agreement, may, within 90 days of March 11, 2002, restructure the timing and terms of Company payments under the Separation Agreement to their mutual advantage.

Certain statutory rescission rights apply following Mr. Deschamps termination of employment.

Director Remuneration — Members of the Board of Directors who are not employees of the Company are paid an annual retainer of $24,000 and a fee of $1,200 for each Board or committee meeting they attend. Committee chairs each receive an additional fee of $6,000 per annum. Non-employee directors also receive $25,000 annually in the form of stock units (which are described under the heading "Security Ownership of Management" at page 3 hereof). In addition, non-employee directors receive stock options having an economic value (as determined by the Board) of $55,000.

Non-employee directors may elect to defer some, or all, of the cash portion of their director's fees until cessation of Board service. Deferred amounts either earn interest at market rates or are invested in the stock unit account at the election of the director. Upon cessation of Board service, deferred amounts (whether in the interest-bearing account or in the stock unit account) are paid in a lump sum or in equal installments to a maximum of ten years as elected by the director.

Non-employee directors may also elect to convert their cash compensation and their $25,000 stock unit compensation into elective stock options. The value converted purchases options having a face value (i.e., the product of (i) the market price of the stock on the date of grant and (ii) the number of options) equal to four times the amount so converted.

The options granted to Directors may be transferred to defined family members or legal entities established for their benefit, and provide for a one-time automatic grant of a reload stock option if the optionee exercises the original stock option by tendering shares of previously owned common stock of the Company. The reload stock option is for the same number of shares tendered to exercise the original stock option and has an exercise price equal to the fair market value of the Company's common stock on the reload grant date, and is immediately exercisable at any time during the remaining exercise term of the original stock option.

CERTAIN TRANSACTIONS

On November 30, 2001, the Company acquired the 50 percent of the Henkel-Ecolab joint venture ("Henkel-Ecolab") which the Company did not own, from its joint venture partner, Henkel KGaA, Düsseldorf, Germany ("Henkel") for a purchase price of 483,631,000 Euro (approximately $433,000,000 at November 30, 2001 exchange rates), subject to adjustment for post-closing adjustments and indemnity claims ("Purchase Price"). The acquisition is referred to herein as the "Transaction."

Henkel-Ecolab provides cleaning and sanitizing systems and service solutions to institutional and industrial companies throughout Europe.

The Company paid the Purchase Price by issuing Euro-denominated notes to Henkel or its affiliates (the "Notes"). The Notes bore interest at a rate per annum of 3.73708 percent. The Company paid the Notes in their entirety by December 19, 2001.

As a part of the Transaction, Henkel agreed to continue for up to two years, subject to mutually agreed year-to-year extensions, to provide to the Company's European businesses certain services and products which Henkel previously provided to Henkel-Ecolab prior to the Transaction on financial and other terms substantially similar to those in place prior to the closing of the Transaction. These include leased office space; certain accounting, finance, payroll, human resources, information and other administrative services and contract manufacturing and supply agreements.

Pursuant to an Intellectual Property Agreement entered into in connection with the Transaction: (i) Henkel transferred certain trademarks and patents used by Henkel-Ecolab to the Company and the Company granted a perpetual royalty-free license back to Henkel to use such transferred intellectual property outside of the cleaning and sanitizing field; and (ii) Henkel granted a perpetual (in a limited number of cases, the license for certain trademarks is limited to five years) royalty-free license to the Company to use certain other trademarks, patents and technology used by Henkel-Ecolab which were not transferred to the Company.

STOCKHOLDER AGREEMENT

In a January 4, 2002 filing with the SEC, Henkel KGaA reported that Henkel and its affiliates owned 36,345,976 shares of the Company's Common Stock as set forth in the table of Security Ownership of Certain Beneficial Owners located at page 3 hereof.

Henkel's equity ownership in the Company is subject to an agreement ("Stockholder's Agreement") containing certain restrictions pertaining to, among other things, Henkel's acquisition, transfer and voting rights of the Company's Common Stock. Generally, the Stockholder's Agreement terminates when Henkel owns less than two percent of the Company's voting shares. Pursuant to the Stockholder's Agreement, Henkel is precluded from acquiring more than 35 percent of the Company's outstanding Common Stock or from acting, alone or in concert with others, to control or influence the Company.

Henkel may sell its shares of the Company's Common Stock under certain conditions specified in the Stockholder's Agreement subject to the Company's right of first refusal. In addition, Henkel has agreed to vote its shares in the case of election of directors of the Company, certain stockholder proposals, Company compensation and certain matters pertaining to the independent publicly traded nature of the Company, in accordance with the recommendations or directions of the Board. In all other cases, except with respect to certain "strategic transactions," Henkel may vote, at its option, either in accordance with the recommendation of the Board or pro rata in the same manner and proportion that votes of the stockholders of the Company (other than Henkel and officers or directors of the Company) have been cast. Any vote with respect to "strategic transactions" (an increase in the authorized shares or an amendment to the Certificate of Incorporation, as well as a disposition, recapitalization, liquidation or consolidation of the Company or other transactions which could reasonably be expected to have a material effect upon Henkel's investment in the Common Stock) may be cast at Henkel's sole discretion. Henkel also is entitled to designate nominees for election to the Company's Board of Directors proportionate to the percentage of its holding of voting securities in the Company (rounded down to the nearest whole number). Currently, Henkel has designated for election three of the Company's directors. Those directors are: Stefan Hamelmann, Jochen Krautter and Ulrich Lehner. Further information concerning Henkel directorships is found at page 6 hereof under the heading "Election of Directors."

In addition, the Stockholder's Agreement provides that beginning after 2011 Henkel will be permitted to make proposals to the Company's Board of Directors to acquire all, but not less than all, of the Company's outstanding voting shares at certain times, and under terms and conditions set forth in the Stockholder's Agreement.

COMPANY TRANSACTIONS

During 2001, the Company sold products and services in the amount of approximately $507,000 to Henkel or its affiliates, and purchased products and services in the amount of approximately $4,628,000 from Henkel or its affiliates. The sales were made at prices comparable to prices charged to other customers and the Company believes that the amounts paid for products and services purchased were comparable with prices charged by other suppliers for similar products.

As a part of the transaction with Henkel in which the former Henkel-Ecolab joint venture was formed in 1991, and pursuant to purchases subsequent thereto, the Company has acquired Henkel's industrial and institutional cleaning and sanitizing businesses in approximately 25 countries outside of Europe. During 2001, these acquired businesses, (now owned by the Company) paid Henkel or its affiliates approximately $217,000 for administrative services and approximately $2,613,000 for products under supply arrangements. These payments were in addition to the purchases made by the Company referenced in the above paragraph.

PROPOSAL TO ADOPT THE ECOLAB INC. 2002 STOCK INCENTIVE PLAN

Introduction

On February 22, 2002, the Board of Directors adopted the Ecolab Inc. 2002 Stock Incentive Plan (the "2002 Plan"), subject to stockholder approval at the Annual Meeting.

The 2002 Plan allows the Company to award eligible recipients:

  •
  options to purchase Common Stock that qualify as "incentive stock options" ("Incentive Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code");

  •
  options to purchase Common Stock that do not qualify as Incentive Options ("Non-Statutory Options");

  •
  shares of Common Stock that are subject to certain forfeiture and transferability restrictions ("Restricted Stock Awards"); and

  •
  rights to receive shares of Common Stock contingent upon achievement of certain performance criteria specified in the 2002 Plan or other objectives during a specified period ("Performance Stock Awards").

Incentive Options and Non-Statutory Options are collectively referred to herein as "Options," and Options, Restricted Stock Awards and Performance Stock Awards are collectively referred to herein as "Incentive Awards."

The 2002 Plan is intended to advance the interests of the Company and its stockholders by enabling the Company and its subsidiaries to attract and retain qualified individuals through opportunities for equity participation in the Company, and to reward those individuals who contribute to the achievement of the Company's economic objectives.

The major features of the 2002 Plan are summarized below. The summary is qualified in its entirety by reference to the full text of the 2002 Plan, a copy of which may be obtained from the Company. A copy of the 2002 Plan has also been filed electronically with the Securities and Exchange Commission as an appendix to this proxy statement, and is available through the Commission's website at http://www.sec.gov.

Summary of the 2002 Plan

General — All employees of the Company or any subsidiary (including, without limitation, officers and directors who are also employees), will be eligible to receive Incentive Awards under the 2002 Plan. As of March 1, 2002, there were approximately 19,000 employees eligible to receive awards under the 2002 Plan.

The maximum number of shares reserved for issuance under the 2002 Plan is 6,000,000 shares of Common Stock, plus any shares of Common Stock which, as of the date of the Annual Meeting (or any later initial approval of the 2002 Plan by the Company's stockholders), are reserved for issuance under the Company's 1997 Stock Incentive Plan and are not thereafter issued and would otherwise have been available under that plan.

Under the terms of the 2002 Plan:

  •
  no participant may be granted any Incentive Awards relating to more than 3,000,000 shares of Common Stock in the aggregate during any 48-month period;

  •
  no more than 2,000,000 shares of Common Stock may be granted as Restricted Stock Awards or Performance Stock Awards; and

  •
  no more than 6,000,000 shares of Common Stock may be issued pursuant to the exercise of Incentive Stock Options.

All of the foregoing limitations are subject to adjustment for changes in the corporate structure or shares of the Company, as described below.

Shares of Common Stock that are issued under the 2002 Plan or that are subject to outstanding Incentive Awards reduce the number of shares remaining available under the 2002 Plan, but any shares of Common Stock subject to an Incentive Award that lapses, expires, is forfeited or for any reason terminates unexercised or unvested and any shares of Common Stock that are subject to an Incentive Award that is settled or paid in cash or any other form other than shares of Common Stock will automatically again become available for issuance under the 2002 Plan.

To the extent that the exercise price of any Option and/or associated tax withholding obligations are paid by the participant's tender or attestation as to ownership of shares, or to the extent that tax withholding obligations are satisfied by the Company withholding shares otherwise issuable upon exercise of an Option, only the net number of shares issued will reduce the maximum number of shares remaining available under the 2002 Plan.

Similarly, any shares of Common Stock that are repurchased by the Company on the open market or in private transactions may be added to the aggregate number of shares available for issuance under the 2002 Plan, so long as the aggregate price that the Company pays for the repurchased shares does not exceed the cumulative amount the Company receives, in cash, upon the exercise of Options or otherwise for issuance of Incentive Awards granted under the 2002 Plan.

In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other change in the corporate structure or shares of the Company, appropriate adjustment will be made as to:

  •
  the number and kind of securities available for issuance under the 2002 Plan;

  •
  the limits on the numbers of shares that may be granted to a participant within any 48-month period or that may be granted as Restricted Stock Awards, Performance Stock Awards or Incentive Stock Options under the 2002 Plan; and

  •
  in order to prevent dilution or enlargement of the rights of participants, the number, kind and, where applicable, the exercise price of securities subject to outstanding Incentive Awards.

Administration — The 2002 Plan will be administered by the Board or by a committee of the Board. Any such committee will consist of not less than two members of the Board, all of whom are "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act, and, if the Board so determines in its sole discretion, who are "outside directors" within the meaning of Section 162(m) of the Code. It is expected that the Compensation Committee of the Company's Board of Directors will administer the 2002 Plan. The Board of Directors or the committee administering the 2002 Plan are referred to as the "Committee." To the extent consistent with applicable Delaware corporate law and except with respect to participants subject to Section 16 of the Exchange Act, the Committee may delegate its duties, power and authority under the 2002 Plan to any officers of the Company.

The Committee has the authority to determine all provisions of Incentive Awards as the Committee may deem necessary or desirable, including, the eligible recipients who will be granted one or more

Incentive Awards under the 2002 Plan ("Participants"), the nature and extent of the Incentive Awards to be made to each Participant, the time or times when Incentive Awards will be granted, the duration of each Incentive Award, and the restrictions and other conditions to which the payment or vesting of Incentive Awards may be subject. In addition, the Committee has the authority to pay the economic value of any Incentive Award in the form of cash, Common Stock or any combination of both, and may amend or modify the terms of outstanding Incentive Awards (except for any prohibited "re-pricing" of Options, discussed below) so long as the amended or modified terms are permitted under the 2002 Plan and any adversely affected Participant has consented to the amendment or modification.

The Committee may, in its sole discretion, amend the terms of the 2002 Plan or Incentive Awards with respect to Participants resident outside of the United States or employed by a non-U.S. subsidiary in order to comply with local legal requirements, to otherwise protect the Company's or subsidiary's interests, or to meet objectives of the 2002 Plan, and may, where appropriate, establish one or more sub-plans for the purposes of qualifying for preferred tax treatment under foreign tax laws. This authority does not, however, permit the Committee to take any action:

  •
  to reserve shares or grant Incentive Awards in excess of the limitations provided in the 2002 Plan;

  •
  to effect any re-pricing of Options, as discussed below;

  •
  to grant Options having an exercise price less than 100% of the "Fair Market Value" (as defined below) of one share of Common Stock on the date of grant; or

  •
  for which stockholder approval would then be required pursuant to Section 422 of the Code or the rules of the New York Stock Exchange.

Except in connection with certain specified changes in the corporate structure or shares of the Company, the Committee may not, without prior approval of the Company's stockholders, seek to effect any re-pricing of any previously granted, "underwater" Option by:

  •
  amending or modifying the terms of the underwater Option to lower the exercise price;

  •
  canceling the underwater Option and granting replacement Options having a lower exercise price, Restricted Stock Awards or Performance Stock Awards in exchange; or

  •
  repurchasing the underwater Options and granting new Incentive Awards under the 2002 Plan.

For purposes of the 2002 Plan, an Option is deemed to be "underwater" at any time when the Fair Market Value of the Common Stock is less than the exercise price of the Option.

Unless terminated earlier, the 2002 Plan will terminate at midnight on June 30, 2007. Incentive Awards outstanding at the time the 2002 Plan is terminated may continue to be exercised, or become free of restriction, according to their terms, and, if applicable, will continue to entitle the holder to the automatic grant of Reload Options (as defined below). The Board may suspend or terminate the 2002 Plan or any portion of the plan at any time. In addition to the Committee's authority to amend the 2002 Plan with respect to Participants resident outside of the United States or employed by a non-U.S. subsidiary, the Board may amend the 2002 Plan from time to time in order that Incentive Awards under the 2002 Plan will conform to any change in applicable laws or regulations or in any other respect that the Board may deem to be in the best interests of the Company; provided, however, that no amendments to the 2002 Plan will be effective without stockholder approval, if it is required under Section 422 of the Code or the rules of the New York Stock Exchange, or if the amendment seeks to modify the prohibitions on underwater Option re-pricing discussed above.

Termination, suspension or amendment of the 2002 Plan will not adversely affect any outstanding Incentive Award without the consent of the affected Participant, except for adjustments in the event of changes in capitalization or a "Change in Control" of the Company.

In general, no right or interest in any Incentive Award may be assigned or transferred by a Participant, except by will or the laws of descent and distribution, or subjected to any lien or otherwise encumbered. However, upon a Participant's request, the Committee may permit a Participant to transfer all or a portion of a Non-Statutory Stock Option, other than for value, to certain of the Participant's family members or related family trusts, foundations or partnerships. Permitted transferees of Non-Statutory Stock Options will remain subject to all the terms and conditions of the Incentive Award applicable to the Participant, except that a transferee will have no right to receive a grant of Reload Options.

Options — The exercise price to be paid by a Participant at the time an Option is exercised may not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant. "Fair Market Value" under the 2002 Plan means the average of the reported high and low sale prices of the Common Stock during the regular daily trading session, as quoted in The Wall Street Journal reports of the New York Stock Exchange—Composite Transactions as of a specified date. The Committee may grant an Option with an exercise price above Fair Market Value. As of March 12, 2002, the closing price of a share of Common Stock on the New York Stock Exchange was $47.31.

The total purchase price of the shares to be purchased upon exercise of an Option will be paid entirely in cash (including check, bank draft or money order); provided, however, that the Committee may allow exercise payments to be made, in whole or in part, by delivery of a broker exercise notice (pursuant to which a broker or dealer is irrevocably instructed to sell enough shares or loan the optionee enough money to pay the exercise price and to remit such sums to the Company), by tender or attestation as to ownership of shares of Common Stock that have been held for the period of time necessary to avoid a charge to the Company's earnings for financial reporting purposes and that are otherwise acceptable to the Committee, or by a combination of such methods. Any shares of Common Stock tendered or covered by an attestation will be valued at their Fair Market Value on the exercise date.

The aggregate fair market value of shares of Common Stock with respect to which Incentive Stock Options may become exercisable for the first time during any calendar year by any Participant (and under all "incentive stock option" plans of the Company or any subsidiary) may not exceed $100,000. Any Incentive Stock Options in excess of these amounts will be treated as Non-Statutory Options.

Options may be exercised in whole or in installments, as determined by the Committee, and the Committee may impose conditions or restrictions to the exercisability of an Option, including that the Participant remain continuously employed by the Company or a subsidiary for a certain period or that the Participant or the Company (or any subsidiary, division or other subunit of the Company) satisfy certain performance criteria specified in the 2002 Plan ("Performance Criteria"). Except as provided below under the heading "Effect of Termination of Employment or Other Service," an Option may not become exercisable prior to six months from its date of grant, nor remain exercisable after 10 years and one month from its date of grant, in the case of any Non-Statutory Option, or 10 years from its date of grant, in the case of any Incentive Stock Option.

In connection with the grant of an Option, the Committee may provide for the automatic grant of a "Reload Option" when the original underlying Option is exercised in whole or in part during the term of the Participant's employment and some or all of the exercise price is satisfied by tender or attestation of ownership of shares of Common Stock. Reload Options will be granted as of the date of exercise of the underlying Option, will provide the Participant the right to purchase the number of shares of Common Stock tendered or attested to in exercising the underlying Option and the number of shares tendered, attested to or withheld to satisfy tax obligations associated with the portion of the underlying Option exercised by tender or attestation, will have an exercise price equal to the Fair Market Value on the date of grant, and will vest and become exercisable and will be subject to such other terms and conditions (including status as an Incentive Stock Option or Non-Qualified Option) as the Committee may determine.

Restricted Stock Awards — A Restricted Stock Award is an award of Common Stock that vests at such times and in such installments as may be determined by the Committee and, until it vests, is subject to restrictions on transferability and the possibility of forfeiture. The Committee may impose such restrictions or conditions to the vesting of Restricted Stock Awards as it deems appropriate, including that the Participant remain continuously employed by the Company or a subsidiary for a certain period or that the Participant or the Company (or any subsidiary, division or other subunit of the Company) satisfy Performance Criteria. Except as provided below under the heading "Effect of Termination of Employment or Other Service," no Restricted Stock Award may vest prior to six months from its date of grant.

Unless the Committee determines otherwise, any dividends (other than regular quarterly cash dividends) or distributions paid with respect to shares of Common Stock subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the shares to which such dividends or distributions relate.

Performance Stock Awards — A Performance Stock Award is an award of a right to receive shares of Common Stock granted to a Participant contingent upon achievement of Performance Criteria or other objectives during a specified period. Performance Stock Awards will be subject to such terms and conditions, if any, consistent with the other provisions of the 2002 Plan, as may be determined by the Committee. Except as provided below under the heading "Effect of Termination of Employment or Other Service," no Performance Stock Award may vest prior to six months from its date of grant.

Qualification of Incentive Awards as "Performance-Based Compensation" Under Section 162(m) — Section 162(m) of the Code provides, with certain exceptions, that a publicly held corporation may not take a federal income tax deduction for compensation paid to a "covered employee" in excess of $1 million in a taxable year. A "covered employee" is the chief executive officer of the Company and any other officer who is among the four other most highly compensated officers employed by the Company at year-end.

The $1 million dollar deduction limit does not apply to compensation that meets the requirements for "performance-based compensation" under applicable Treasury Regulations. Compensation is "performance-based compensation" if, among other things:

  •
  it is payable solely on account of the attainment of one or more objective performance goals that are pre-established by a compensation committee of the board of directors that is comprised solely of two or more "outside directors;"
  •
  the material terms of the compensation and the performance goals are disclosed to stockholders and approved in a separate stockholder vote before the compensation is paid; and
  •
  the Committee certifies in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied.

At any time when the Committee is comprised solely of two or more outside directors meeting the requirements of Section 162(m), it may designate whether any Restricted Stock Awards or Performance Stock Awards are intended to be "performance-based compensation." Restricted Stock Awards or Performance Stock Awards designated as "performance-based compensation" will, to the extent required by Section 162(m), be conditioned upon the achievement of one or more "Performance Criteria" set forth in the 2002 Plan, and such Performance Criteria will be established by the Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m). Options granted under the 2002 Plan need not be conditioned upon the achievement of Performance Criteria in order to constitute "performance-based compensation."

The Performance Criteria provided for in the 2002 Plan consist of net sales, operating income, income before income taxes, net income, net income per share (basic or diluted), profitability as measured by return ratios (including return on assets, return on equity, return on investment and return on sales), cash flows, market share, cost reduction goals, margins (including one or more of gross, operating and net income margins), stock price, total return to stockholders, economic value added, working capital and strategic plan development and implementation. The Committee may select one criterion or multiple criteria for measuring performance, and the measurement may be based upon Company, subsidiary or business unit performance, either absolute or by relative comparison to other companies or any other external measure of the selected criteria. The Committee may appropriately adjust any evaluation of performance under the Performance Criteria to reflect the impact of certain extraordinary events.

Approval of the 2002 Plan at the Annual Meeting will be deemed to include, among other things, approval of the eligibility of executive officers and other employees to participate in the 2002 Plan, the Performance Criteria upon which awards intended as "performance-based compensation" may be made, and the grant of Options pursuant to the 2002 Plan for purposes of Section 162(m).

Change in Control of the Company — In the event a Change in Control of the Company occurs, then, if approved by the Committee in its sole discretion either at the time of the grant of the Incentive Award or at any time after such grant, all Options that have been outstanding for at least six months will become immediately exercisable in full and will remain exercisable for the remainder of their terms; all outstanding Restricted Stock Awards that have been outstanding for at least six months will become immediately fully vested and non-forfeitable; and any conditions to the issuance of shares of Common Stock pursuant to Performance Stock Awards that have been outstanding for at least six months will lapse. In addition, the Committee in its sole discretion may determine that some or all Participants holding outstanding Options will receive cash in an amount equal to the excess of the Fair Market Value of such shares immediately prior to the effective date of such Change in Control over the exercise price per share of the Options (or, in the event that there is no excess, that such Options will be terminated), and that some or all Participants holding Performance Stock Awards will receive, with respect to some or all of the shares subject to the Performance Stock Awards, cash in an amount equal the Fair Market Value of such shares immediately prior to the effective date of such Change in Control.

For purposes of the 2002 Plan a "Change in Control" of the Company occurs if:

  •
  A person or group acquires 25% or more of the Company's outstanding voting power. However, if the acquisition was approved by the Board of Directors, then a change in control occurs at 34% ownership. If the acquiring person, prior to becoming a 25% shareholder, has entered into (and is in compliance with) a shareholder agreement which imposes limits on the person's maximum Company shareholdings, then a change in control occurs only upon acquisition of 50% of the Company's voting power.
  •
  During any 36 consecutive month period, individuals who constitute the Board on the first day of the period or any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election relating to the election of directors) whose election or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who were directors on the first day of such period (or whose election or nomination were previously so approved) shall cease for any reason to constitute at least a majority of the Board of Directors.
  •
  The Company engages in a merger or consolidation, other than a merger or consolidation in which the Company's voting securities immediately prior to the transaction continue to represent over 50% of the voting power of the Company or the surviving entity immediately after the transaction and in which no person or group acquires 50% or more of the voting power of the Company or surviving entity.
  •
  The Company's stockholders approve a plan of complete liquidation or the Company sells all or substantially all of the Company's assets, other than to an entity with more than 50% of its voting power owned by the Company's stockholders in substantially the same proportion as their ownership of the Company immediately prior to the sale.

Effect of Termination of Employment — If a Participant ceases to be employed by the Company and all subsidiaries (a "Termination of Employment"), all Incentive Awards held by the Participant will terminate as set forth below unless modified by the Committee in its discretion as set forth below.

Upon Termination of Employment due to death or disability, all outstanding Options then held by the Participant will become immediately exercisable in full and will remain exercisable for a period of five years (but in no event after the expiration date of the Option), all Restricted Stock Awards then held by the Participant will become fully vested, and any conditions with respect to the issuance of shares of Common Stock pursuant to Performance Stock Awards will lapse.

Upon Termination of Employment due to retirement, all outstanding Options then held by the Participant will remain exercisable in full to the extent exercisable as of such termination for a period of five years after such termination (but in no event after the expiration date of any such Option), all unvested Restricted Stock Awards then held by the Participant will be terminated, and all outstanding Performance Stock Awards then held by the Participant will be terminated and forfeited.

Upon Termination of Employment for any reason other than death, disability or retirement, all rights of the Participant under the 2002 Plan and any award agreements will immediately terminate without notice of any kind, and no Options then held by the Participant will thereafter be exercisable, all unvested Restricted Stock Awards will be terminated and forfeited, and all outstanding Performance Stock Awards then held by the Participant will be terminated and forfeited; provided, however, that if a termination is for any reason other than "cause" (as defined in the 2002 Plan), all outstanding Options then held by the Participant will remain exercisable to the extent exercisable as of such termination for a period of three months thereafter (but in no event after the expiration date of any such Option).

Upon a Termination of Employment, the Committee may at any time, (including following the Termination of Employment) cause Options held by the Participant to become or continue to become exercisable and Restricted Stock Awards and Performance Stock Awards then held by the Participant to vest and/or continue to vest or become free of restrictions and conditions to issuance, as the case may be. In no case, however, will any Options become exercisable or vest, any Restricted Stock Awards vest or be issued, nor any shares of Common Stock be issued pursuant to a Performance Stock Award prior to six months from the date of grant (unless such vesting or issuance is by reason of death or Disability) and no Incentive Award may remain exercisable or continue to vest for more than two years beyond the date such Incentive Award would have terminated if not for the Committee's action or until its expiration date, whichever first occurs.

Federal Income Tax Consequences

The following description of federal income tax consequences is based on current statutes, regulations and interpretations, all of which are subject to change, possibly with retroactive effect. The description does not include state or local income tax consequences. In addition, the description is not intended to address specific tax consequences applicable to an individual Participant who receives an Incentive Award.

Incentive Options — There will not be any federal income tax consequences to either the Participant or the Company as a result of the grant of an Incentive Option under the 2002 Plan.

The exercise by a Participant of an Incentive Option also will not result in any federal income tax consequences to the Company or the Participant, except that (i) an amount equal to the excess of the fair market value of the shares acquired upon exercise of the Incentive Option, determined at the time of exercise, over the amount paid for the shares by the Participant will be includable in the Participant's alternative minimum taxable income for purposes of the alternative minimum tax, and (ii) the Participant may be subject to an additional excise tax if any amounts are treated as excess parachute payments (as discussed below). Special rules will apply if previously acquired shares of Common Stock are permitted to be tendered or attested to in payment of an Option exercise price.

If the Participant disposes of the shares acquired upon exercise of the Incentive Option, the federal income tax consequences will depend upon how long the Participant held the shares. If the Participant holds the shares for at least two years after the date of grant and at least one year after the date of exercise (the "holding period requirements"), then the Participant will recognize a long-term capital gain or loss. The amount of the long-term capital gain or loss will be equal to the difference between (i) the amount the Participant realized on disposition of the shares, and (ii) the option price at which the Participant acquired the shares. The Company is not entitled to any compensation expense deduction under these circumstances.

If the Participant does not satisfy both of the above holding period requirements (a "disqualifying disposition"), then the Participant will be required to report as ordinary income, in the year the Participant disposes of the shares, the amount by which the lesser of (i) the fair market value of the shares at the time of exercise of the Incentive Option or (ii) the amount realized on the disposition of the shares, exceeds the option price for the shares. The Company will be entitled to a compensation expense deduction in an amount equal to the ordinary income includable in the taxable income of the Participant. This compensation income may be subject to withholding. The remainder of the gain recognized on the disposition, if any, or any loss recognized on the disposition, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

Non-Statutory Options — Neither the Participant nor the Company incurs any federal income tax consequences as a result of the grant of a Non-Statutory Option. Upon exercise of a Non-Statutory Option, a Participant will recognize ordinary income, subject to withholding, on the date of exercise in an amount equal to the difference between (i) the fair market value of the shares purchased, determined on the date of exercise, and (ii) the consideration paid for the shares. The Participant may be subject to an additional excise tax if any amounts are treated as excess parachute payments (see explanation below). Special rules will apply if previously acquired shares of Common Stock are permitted to be tendered in payment of an Option exercise price.

At the time of a subsequent sale or disposition of any shares of Common Stock obtained upon exercise of a Non-Statutory Option, any gain or loss will be a capital gain or loss. Such capital gain or loss will be long-term or short-term capital gain or loss, depending on the holding period.

In general, the Company will be entitled to a compensation expense deduction in connection with the exercise of a Non-Statutory Option for any amounts includable in the taxable income of the Participant as ordinary income, provided the Company complies with any applicable withholding requirements.

Restricted Stock Awards — With respect to shares issued pursuant to a Restricted Stock Award that are subject to a substantial risk of forfeiture, a Participant may file an election under Section 83(b) of the Code within 30 days after the shares are transferred to include as ordinary income in the year of transfer an amount equal to the fair market value of the shares received on the date of transfer (determined as if the shares were not subject to any risk of forfeiture). The Company will receive a corresponding tax deduction, provided that proper withholding is made and the award is not otherwise subject to the limitations of Section 162(m). If a Section 83(b) election is made, the Participant will not recognize any additional income when the restrictions on the shares issued in connection with the stock award lapse. At the time any such shares are sold or disposed of, any gain or loss will be treated as long-term or short-term capital gain or loss, depending on the holding period from the date of receipt of the Restricted Stock Award.

A Participant who does not make a Section 83(b) election within 30 days of the transfer of a Restricted Stock Award that is subject to a substantial risk of forfeiture will recognize ordinary income at the time of the lapse of the restrictions in an amount equal to the then fair market value of the shares. The Company will receive a corresponding tax deduction, provided that proper withholding is made and the award is not otherwise subject to the limitations of Section 162(m). At the time of a subsequent sale or disposition of any shares of Common Stock issued in connection with a Restricted Stock Award as to which the restrictions have lapsed, any gain or loss will be treated as long- term or short-term capital gain or loss, depending on the holding period from the date the restrictions lapse.

Performance Stock Awards — Neither the Participant nor the Company incurs any federal income tax consequences as a result of the grant of a Performance Stock Award. With respect to shares issued pursuant to a Performance Stock Award, a Participant will include as ordinary income in the year of receipt an amount equal to the fair market value of the shares received as of the date of receipt. The Company will receive a corresponding tax deduction, provided that proper withholding is made and the award is not otherwise subject to the limitations of Section 162(m). At the time of a subsequent sale or disposition of any shares of Common Stock issued in connection with a Performance Stock Award, any gain or loss will be treated as long-term or short-term capital gain or loss, depending on the holding period from the date the shares were received.

Excise Tax on Parachute Payments — The Code imposes a 20% excise tax on the recipient of "excess parachute payments," as defined in the Code, and denies tax deductibility to the Company on excess parachute payments. Generally, parachute payments are payments in the nature of compensation to employees of a company who are officers, stockholders, or highly-compensated individuals, which payments are contingent upon a change in ownership or effective control of the company, or in the ownership of a substantial portion of the assets of the company. For example, acceleration of the exercisability of Options or the vesting of Restricted Stock Awards or Performance Stock Awards upon a change in control of the Company may constitute parachute payments, and in certain cases, "excess parachute payments."

Section 162(m) — As discussed above, Section 162(m) of the Code limits the Company's ability to deduct compensation in excess of $1 million paid to each of the Company's chief executive officer and any other officer who is among the four other most highly compensated officers, subject, however, to an exception for "performance-based compensation." Assuming stockholder approval of the 2002 Plan at the Annual Meeting and the Company's compliance with the other requirements of Section 162(m), compensation expense resulting from the exercise of Options under the 2002 Plan and the issuance of shares under Restricted Stock Awards or Performance Stock Awards contingent upon the Performance Criteria set forth in the 2002 Plan are expected to qualify as "performance-based compensation" excepted from the limit of Section 162(m). Compensation expense in connection with any other Incentive Award under the 2002 Plan will be subject to 162(m) deduction limitation.

Incentive Awards Under the 2002 Plan

As of the date of this Proxy Statement, the Committee has not approved any awards under the 2002 Plan. Neither the number nor types of future 2002 Plan awards to be received by or allocated to particular eligible recipients or groups of eligible recipients is presently determinable; however, as noted above, no Participant in the 2002 Plan may be granted any Incentive Awards relating to more than 3,000,000 shares of Common Stock in the aggregate during any 48-month period.

Board of Directors Recommendation

The Board of Directors recommends that the stockholders vote FOR approval of the 2002 Plan. Incentive Awards will not be granted under the 2002 Plan if the 2002 Plan is not approved by the stockholders.

AUDIT COMMITTEE REPORT

The Audit Committee operates under a written charter and the functions of the Committee are described under the heading "Board Committees—Audit Committee" on page 4 hereof. The Audit Committee's charter recognizes that (i) it is the responsibility of Management to prepare the Company's financial statements in accordance with Accounting Principles Generally Accepted in the United States and to maintain an effective system of internal control; and (ii) it is the responsibility of the independent accountants to plan and conduct the annual audit and express their opinion on the consolidated financial statements in accordance with professional standards. As recognized in the charter, the Committee's responsibilities include overseeing, on behalf of the Board of Directors, the work of the participants in the reporting and internal control process.

In this context, the Audit Committee has (i) reviewed and discussed the audited consolidated financial statements of the Company as of December 31, 2001 and for the year then ended (the "Financial Statements") with management which has represented that the Financial Statements were prepared in accordance with Accounting Principles Generally Accepted in the United States of America, (ii) discussed the Financial Statements with PricewaterhouseCoopers LLP (the Company's independent accountants), including the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committee), and (iii) received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with PricewaterhouseCoopers LLP their independence. The Committee has also considered whether PricewaterhouseCoopers LLP's provision of non-audit services as set forth below under the heading "Independent Accountant's Fees—All Other Fees" is compatible with maintaining PricewaterhouseCoopers LLP's independence.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the Financial Statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the SEC.

James J. Howard	Joel W. Johnson
William L. Jews	Robert L. Lumpkins

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

Upon the recommendation of its Audit Committee, the Board of Directors has appointed PricewaterhouseCoopers LLP as independent accountants to audit the consolidated financial statements of the Company for the year ending December 31, 2002 and to perform other appropriate audit, accounting and consulting services. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Stockholders. They will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Under the laws of the State of Delaware, stockholder ratification of the appointment of independent accountants is not required. However, the Company deems it advisable to submit the appointment of PricewaterhouseCoopers LLP for stockholder consideration and ratification. If the appointment is not ratified, the Board of Directors will reconsider the matter, but will not be required to change its decision to appoint PricewaterhouseCoopers LLP as independent accountants. The Board of Directors recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company.

PricewaterhouseCoopers LLP has provided audit and non-audit services to the Company in 2001, the aggregate fees and expenses of which are shown below.

INDEPENDENT ACCOUNTANT'S FEES

Audit Fees — The aggregate fees and expenses of PricewaterhouseCoopers LLP for professional services provided for (i) the audit of the consolidated financial statements for the year ended December 31, 2001 included in the Company's Annual Report on Form 10-K, (ii) the reviews of the interim consolidated financial information included in the Company's 2001 Quarterly Reports on Form 10-Q, and (iii) the audit of the combined financial statements of Henkel-Ecolab for its fiscal year ended November 30, 2001, which are also included in the Company's Annual Report on Form 10-K, were $1,625,000.

Financial Information Systems Design and Implementation Fees — PricewaterhouseCoopers LLP did not render any professional services related to financial information systems design and implementation for the most recent fiscal year.

All Other Fees — The aggregate fees and expenses billed by PricewaterhouseCoopers LLP for all other services provided to the Company for the year ended December 31, 2001, were $2,388,000. These include, but are not limited to, fees and expenses related to:

  •
  certain international subsidiary statutory audits;
  •
  benefit plan audits;
  •
  services in connection with business acquisitions and divestitures;
  •
  Company tax planning and compliance;
  •
  expatriate taxes; and
  •
  comfort letters.

The level of "All Other Fees" was impacted by services rendered by PricewaterhouseCoopers LLP in connection with the Company's 2001 acquisition of the 50 percent of the Henkel-Ecolab joint venture not owned by the Company.

PricewaterhouseCoopers LLP did not provide any management consulting services or internal audit services to the Company during the year ended December 31, 2001.

OTHER MATTERS

Proxy Solicitation — The Company will bear the cost of the preparation and solicitation of proxies, including the charges and expenses of brokerage firms, banks or other nominees for forwarding proxy material to beneficial owners. In addition to solicitation by mail, proxies may be solicited by telephone, the Internet or personally. The Company has retained Georgeson Shareholder Communications, Wall Street Plaza, New York, NY 10005, to aid in the solicitation of proxies for a fee of $8,000 plus expenses. Proxies may also be solicited by certain directors, officers and employees of the Company without extra compensation.

Future Stockholder Proposals — Deadline for Inclusion in Proxy — Any stockholder proposal to be considered by the Company for inclusion in the Proxy Statement and form of proxy for next year's Annual Meeting of Stockholders, expected to be held in May, 2003, must be received by the Secretary of the Company at the Company's principal executive offices located at the address found at the top of page 1, no later than December 2, 2002.

Other Stockholder Proposals/Director Nominations — Deadline for Consideration — Stockholder proposals not included in a proxy statement for an Annual Meeting as well as proposed stockholder nominations for the election of directors at an annual meeting must each comply with advance notice procedures set forth in the By-Laws of the Company in order to be properly brought before that Annual Meeting of Stockholders. In general, written notice of a stockholder proposal or a director nomination must be delivered to the Secretary of the Company not less than 90 days nor more than 135 days prior to the anniversary date of the preceding Annual Meeting of Stockholders. With regard to next year's

Annual Meeting of Stockholders, expected to be held in May 2003, the written notice must be received between December 26, 2002 and February 9, 2003 inclusive.

In addition to timing requirements, the advance notice provisions of the By-laws contain informational content requirements which must also be met. A copy of the By-Law provisions governing these timing procedures and content requirements may be obtained by writing to the Secretary of the Company. If the presiding officer of the Annual Meeting of Stockholders determines that business, or a nomination, was not brought before the meeting in accordance with the By-Law provisions, such business shall not be transacted or such defective nomination shall not be accepted.

                      By Order of the Board of Directors

                      KENNETH A. IVERSON
                      Vice President and Secretary

April 1, 2002

PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ECOLAB INC.
ANNUAL MEETING OF STOCKHOLDERS
MAY 10, 2002

The undersigned hereby appoints Allan L. Schuman and Kenneth A. Iverson, or either of them, with full power of substitution to each as proxies to represent the undersigned at the Annual Meeting of Stockholders of Ecolab Inc., to be held in the Spellman Room at the New York Palace Hotel, 455 Madison Avenue, New York, NY 10022 on Friday, May 10, 2002 at 10:00 a.m. and at any adjournment(s) thereof, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting as directed below with respect to the proposals as set forth in the Proxy Statement, and in their discretion, upon any other matters that may properly come before the meeting.

Nominees for election to Board of Directors:

1. Stefan Hamelmann            2. James J. Howard            3. Jerry W. Levin            4. Robert L. Lumpkins

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The tabulator cannot vote your shares unless you sign and return this card, or you use the telephone or internet voting services.

SEE REVERSE SIDE

ON-LINE ANNUAL MEETING MATERIALS (www.econsent.com/ecl)

Although you received these materials by regular mail this year, you can still vote your shares conveniently on-line or by telephone. Please see the reverse side for instructions.

Additionally, you may choose to receive future Annual Meeting materials (annual report, notice of annual meeting, proxy statement, proxy card and your voter control number) on-line. By choosing to become one of Ecolab's future electronic recipients, you help support Ecolab in its efforts to control printing and postage costs.

If you choose the option of electronic delivery and voting on-line, you will receive an e-mail before all future Annual and/or Special Meetings of shareholders, notifying you of the website containing the Proxy Statement and other materials to be carefully reviewed before casting your vote.

To find out more information, or to enroll to receive future proxy materials on-line, please go to www.econsent.com/ecl.

RECORDED NEWS AND INFORMATION (1-800-FACT-ECL)

For recorded news and financial information, call 1-800-FACT-ECL (1-800-322-8325), Alaska, Hawaii and international callers may dial (703) 797-0222. News and financial information is also available on Ecolab's website at www.ecolab.com.

INTERNET ACCOUNT ACCESS (http://gateway.equiserve.com)

Shareholders of record may view their shareholder account information on-line at http://gateway.equiserve.com. For log-in assistance, shareholders may call the transfer agent toll-free at 1-877-843-9327. International callers may dial 201-536-8071.

/X/ Please mark your votes as in this example.

Unless you indicate otherwise, this proxy will be voted in accordance with the Board of Directors' recommendations.

Directors recommend a vote FOR all Nominees and FOR Proposals 2 and 3.

1. Election of 4 Directors. (see reverse)

FOR	WITHHELD
/ /	/ /

For all except the following nominee(s):

2. Adopt the Ecolab Inc. 2002 Stock Incentive Plan.

FOR	AGAINST	ABSTAIN
/ /	/ /	/ /

3. Ratify appointment of independent accountants.

FOR	AGAINST	ABSTAIN
/ /	/ /	/ /

Please sign name(s) exactly as printed hereon. Joint owners should each sign. In signing as attorney, administrator, executor, guardian or trustee, please give full title as such.

SIGNATURE(s)	DATE

ECOLAB ANNUAL MEETING—MAY 10, 2002

VOTE BY INTERNET (www.eproxyvote.com/ecl)

  •
  Shareholders with Internet access may go to www.eproxyvote.com/ecl to vote on-line.

  •
  Follow the simple on-line instructions.

  •
  When prompted for your "Voter Control Number," enter the series of numbers printed in the box above.

VOTE BY TELEPHONE (1-877-779-8683)

  •
  Shareholders from the United States, Canada, Puerto Rico, and the U.S. Virgin Islands may call toll-free 1-877-779-8683.

  •
  Shareholders from other locations may dial 201-536-8073; this is a collect call for which the Company will bear the normal cost of international telephone charges.

  •
  Follow the simple recorded instructions.

  •
  When prompted for your "Voter Control Number," enter the series of numbers printed in the box above using your touch-tone telephone.

Telephone or Internet voting authorizes the named proxies to represent you at the meeting in the same manner as if you completed, signed, dated and mailed your proxy card.

IF YOU VOTE BY TELEPHONE OR INTERNET, DO NOT MAIL YOUR PROXY CARD.

ECOLAB INC.
2002 STOCK INCENTIVE PLAN

        1.    Purpose of Plan.

        The purpose of the Ecolab Inc. 2002 Stock Incentive Plan (the "Plan") is to advance the interests of Ecolab Inc. (the "Company") and its stockholders by enabling the Company and its Subsidiaries to attract and retain qualified individuals through opportunities for equity participation in the Company, and to reward those individuals who contribute to the achievement of the Company' economic objectives.

        2.    Definitions.

        The following terms will have the meanings set forth below, unless the context clearly otherwise requires:

          2.1    "Board" means the Board of Directors of the Company.

          2.2    "Broker Exercise Notice" means a written notice pursuant to which a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares or loan a sufficient amount of money to pay all or a portion of the exercise price of the Option and/or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver stock certificates to be issued upon such exercise directly to such broker or dealer or their nominee.

          2.3    "Cause" means (i) dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any Subsidiary, (ii) any unlawful or criminal activity of a serious nature, (iii) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Participant's overall duties, or (iv) any material breach of any confidentiality or noncompete agreement entered into with the Company or any Subsidiary.

          2.4    "Change in Control" means an event described in Section 11.1 of the Plan.

          2.5    "Code" means the Internal Revenue Code of 1986, as amended.

          2.6    "Committee" means the group of individuals administering the Plan, as provided in Section 3 of the Plan.

          2.7    "Common Stock" means the common stock of the Company, par value $1.00 per share, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 4.3 of the Plan.

          2.8    "Disability" means the disability of the Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code.

          2.9    "Effective Date" means May 10, 2002 or such later date as the Plan is initially approved by the Company's stockholders.

          2.10    "Eligible Recipients" means all employees (including, without limitation, officers and directors who are also employees) of the Company or any Subsidiary.

          2.11    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          2.12    "Fair Market Value" means, with respect to the Common Stock, as of any date (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote) the mean between the reported high and low sale prices of the Common Stock during the regular daily trading session, as quoted in the WALL STREET JOURNAL reports of the New York Stock Exchange—Composite Transactions.

          2.13    "Incentive Award" means an Option, Restricted Stock Award or Performance Stock Award granted to an Eligible Recipient pursuant to the Plan.

          2.14    "Incentive Stock Option" means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that qualifies as an "incentive stock option" within the meaning of Section 422 of the Code.

          2.15    "Non-Statutory Stock Option" means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that does not qualify as an Incentive Stock Option.

          2.16    "Option" means an Incentive Stock Option or a Non-Statutory Stock Option.

          2.17    "Participant" means an Eligible Recipient who receives one or more Incentive Awards under the Plan.

          2.18    "Performance Criteria" means the performance criteria that may be used by the Committee in granting Performance Stock Awards contingent upon achievement of performance goals, consisting of net sales, operating income, income before income taxes, net income, net income per share (basic or diluted), profitability as measured by return ratios (including return on assets, return on equity, return on investment and return on sales), cash flows, market share, cost reduction goals, margins (including one or more of gross, operating and net income margins), stock price, total return to stockholders, economic value added, working capital and strategic plan development and implementation. The Committee may select one criterion or multiple criteria for measuring performance, and the measurement may be based upon Company, Subsidiary or business unit performance, either absolute or by relative comparison to other companies or any other external measure of the selected criteria.

          2.19    "Performance Stock Award" means an award of a right to receive shares of Common Stock granted to an Eligible Recipient pursuant to Section 8 of the Plan contingent upon achievement of Performance Criteria or other objectives during a specified period as provided in Section 8.

          2.20    "Previously Acquired Shares" means shares of Common Stock that are already owned by the Participant or, with respect to any Incentive Award, that are to be issued upon the grant, exercise or vesting of such Incentive Award.

          2.21    "Restricted Stock Award" means an award of Common Stock granted to an Eligible Recipient pursuant to Section 7 of the Plan that is subject to the restrictions on transferability and the risk of forfeiture imposed by the provisions of such Section 7.

          2.22    "Reload Option" means an Option granted under Section 6.6 with respect to the exercise of an earlier granted option by using Previously Acquired Shares to pay the exercise price and withholding obligation.

          2.23    "Retirement" means termination of employment at an age and length of service such that the Participant would be eligible to an immediate commencement of benefit payments under the Company's defined benefit pension plan available generally to its employees, whether or not such individual actually elects to commence such payments (provided that, if the Participant is not covered by the Company's defined benefit pension plan, attainment of the necessary age and length of service for immediate benefit commencement shall, for purposes of the Plan, be determined as to the Participant as if such Participant had been covered by such plan and had been credited with continuous (vesting) service pursuant to such plan rules (a) for the period of service such Participant was in the employ of the Company and any Subsidiary, and (b) with respect to a Participant who was in the employ of a corporation or other organization whose business was acquired by the Company or any Subsidiary, if (and only to the extent) specifically

2

  provided by the Committee, for the period of service such Participant was in the employ of such corporation or other organization prior to such acquisition).

          2.24    "Securities Act" means the Securities Act of 1933, as amended.

          2.25    "Subsidiary" means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee.

          2.26    "Tax Date" means the date any withholding tax obligation arises under the Code for a Participant with respect to an Incentive Award.

        3.    Plan Administration.

          3.1    The Committee.    The Plan will be administered by the Board or by a committee of the Board. So long as the Company has a class of its equity securities registered under Section 12 of the Exchange Act, any committee administering the Plan will consist solely of two or more members of the Board who are "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act and, if the Board so determines in its sole discretion, who are "outside directors" within the meaning of Section 162(m) of the Code. Such a committee, if established, will act by majority approval of the members (unanimous approval with respect to action by written consent), and a majority of the members of such a committee will constitute a quorum. As used in the Plan, "Committee" will refer to the Board or to such a committee, if established. To the extent consistent with applicable corporate law of the Company's jurisdiction of incorporation, the Committee may delegate to any officers of the Company the duties, power and authority of the Committee under the Plan pursuant to such conditions or limitations as the Committee may establish; provided, however, that only the Committee may exercise such duties, power and authority with respect to Eligible Recipients who are subject to Section 16 of the Exchange Act. The Committee may exercise its duties, power and authority under the Plan in its sole and absolute discretion without the consent of any Participant or other party, unless the Plan specifically provides otherwise. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be conclusive and binding for all purposes and on all persons, and no member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Incentive Award granted under the Plan.

          3.2    Authority of the Committee.

            (a)  In accordance with and subject to the provisions of the Plan, the Committee will have the authority to determine all provisions of Incentive Awards as the Committee may deem necessary or desirable and as consistent with the terms of the Plan, including, without limitation, the following: (i) the Eligible Recipients to be selected as Participants; (ii) the nature and extent of the Incentive Awards to be made to each Participant (including the number of shares of Common Stock to be subject to each Incentive Award, any exercise price, the manner in which Incentive Awards will vest or become exercisable and whether Incentive Awards will be granted in tandem with other Incentive Awards) and the form of written agreement, if any, evidencing such Incentive Award; (iii) the time or times when Incentive Awards will be granted; (iv) the duration of each Incentive Award; and (v) the restrictions and other conditions to which the payment or vesting of Incentive Awards may be subject. In addition, the Committee will have the authority under the Plan in its sole discretion to pay the economic value of any Incentive Award in the form of cash, Common Stock or any combination of both.

            (b)  Subject to Section 3.2(d), below, the Committee will have the authority under the Plan to amend or modify the terms of any outstanding Incentive Award in any manner, including, without limitation, the authority to modify the number of shares or other terms and

3

    conditions of an Incentive Award, extend the term of an Incentive Award, accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Incentive Award, accept the surrender of any outstanding Incentive Award or, to the extent not previously exercised or vested, authorize the grant of new Incentive Awards in substitution for surrendered Incentive Awards; provided, however that the amended or modified terms are permitted by the Plan as then in effect and that any Participant adversely affected by such amended or modified terms has consented to such amendment or modification.

            (c)  In the event of (i) any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other change in corporate structure or shares; (ii) any purchase, acquisition, sale, disposition or write-down of a significant amount of assets or a significant business; (iii) any change in accounting principles or practices, tax laws or other such laws or provisions affecting reported results; (iv) any uninsured catastrophic losses or extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 or in management's discussion and analysis of financial performance appearing in the Company's annual report to stockholders for the applicable year; or (v) any other similar change, in each case with respect to the Company or any other entity whose performance is relevant to the grant or vesting of an Incentive Award, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) may, without the consent of any affected Participant, amend or modify the vesting criteria (including Performance Criteria) of any outstanding Incentive Award that is based in whole or in part on the financial performance of the Company (or any Subsidiary or division or other subunit thereof) or such other entity so as equitably to reflect such event, with the desired result that the criteria for evaluating such financial performance of the Company or such other entity will be substantially the same (in the sole discretion of the Committee or the board of directors of the surviving corporation) following such event as prior to such event; provided, however, that the amended or modified terms are permitted by the Plan as then in effect.

            (d)  Notwithstanding any other provision of this Plan other than Section 4.3, the Committee may not, without prior approval of the Company's stockholders, seek to effect any re-pricing of any previously granted, "underwater" Option by: (i) amending or modifying the terms of the Option to lower the exercise price; (ii) canceling the underwater Option and granting either (A) replacement Options having a lower exercise price; (B) Restricted Stock Awards; or (C) Performance Stock Awards in exchange; or (iii) repurchasing the underwater Options and granting new Incentive Awards under this Plan. For purposes of this Section 3.2(d), an Option will be deemed to be "underwater" at any time when the Fair Market Value of the Common Stock is less than the exercise price of the Option.

            (e)  In addition to the authority of the Committee under Section 3.2(b) and notwithstanding any other provision of the Plan, the Committee may, in its sole discretion, amend the terms of the Plan or Incentive Awards with respect to Participants resident outside of the United States or employed by a non-U.S. Subsidiary in order to comply with local legal requirements, to otherwise protect the Company's or Subsidiary's interests, or to meet objectives of the Plan, and may, where appropriate, establish one or more sub-plans (including the adoption of any required rules and regulations) for the purposes of qualifying for preferred tax treatment under foreign tax laws. The Committee shall have no authority, however, to take action pursuant to this Section 3.2(e): (i) to reserve shares or grant Incentive Awards in excess of the limitations provided in Section 4.1; (ii) to effect any re-pricing in violation of Section 3.2(d); (iii) to grant Options having an exercise price less than 100% of the Fair Market Value of one share of Common Stock on the date of grant in violation of

4

    Section 6.2; or (iv) for which stockholder approval would then be required pursuant to Section 422 of the Code or the rules of the New York Stock Exchange.

        4.    Shares Available for Issuance.

          4.1    Maximum Number of Shares Available; Certain Restrictions on Awards.    Subject to adjustment as provided in Section 4.3 of the Plan, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be (x) 6,000,000 plus (y) any shares of Common Stock which, as of the Effective Date, are reserved for issuance under the Company's 1997 Stock Incentive Plan, as amended, and are not thereafter issued and would otherwise have been available under that plan. The shares available for issuance under the Plan may, at the election of the Committee, be either treasury shares or shares authorized but unissued, and, if treasury shares are used, all references in the Plan to the issuance of shares will, for corporate law purposes, be deemed to mean the transfer of shares from treasury. Notwithstanding any other provisions of the Plan to the contrary, (i) no Participant in the Plan may be granted any Incentive Awards relating to more than 3,000,000 shares of Common Stock in the aggregate during any 48-month period; (ii) no more than 2,000,000 shares of Common Stock may be granted as Restricted Stock Awards or Performance Stock Awards under the Plan; and (iii) no more than 6,000,000 shares of Common Stock may be issued pursuant to the exercise of Incentive Stock Options granted under the Plan, with the foregoing limits subject, in each case, to adjustment as provided in Section 4.3 of the Plan.

          4.2    Accounting for Incentive Awards.    Shares of Common Stock that are issued under the Plan or that are subject to outstanding Incentive Awards will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan; provided, however, that shares subject to an Incentive Award that lapses, expires, is forfeited (including issued shares forfeited under a Restricted Stock Award) or for any reason is terminated unexercised or unvested or is settled or paid in cash or any form other than shares of Common Stock will automatically again become available for issuance under the Plan. To the extent that the exercise price of any Option and/or associated tax withholding obligations are paid by tender or attestation as to ownership of Previously Acquired Shares, or to the extent that such tax withholding obligations are satisfied by withholding of shares otherwise issuable upon exercise of the Option, only the number of shares of Common Stock issued net of the number of shares tendered, attested to or withheld will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan. Similarly, any shares of Common Stock that are repurchased by the Company on the open market or in private transactions may be added to the aggregate number of shares available for issuance under the Plan, so long as the aggregate price paid for such repurchased shares does not exceed the cumulative amount received in cash by the Company upon the exercise of Options or issuance of Incentive Awards granted under the Plan.

          4.3    Adjustments to Shares and Incentive Awards.    In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities or other property (including cash) available for issuance or payment under the Plan and, in order to prevent dilution or enlargement of the rights of Participants, (a) the number and kind of securities or other property (including cash) subject to outstanding Incentive Awards, and (b) the exercise price of outstanding Options.

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        5.    Participation.

        Participants in the Plan will be those Eligible Recipients who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the achievement of economic objectives of the Company or its Subsidiaries. Eligible Recipients may be granted from time to time one or more Incentive Awards, singly or in combination or in tandem with other Incentive Awards, as may be determined by the Committee in its sole discretion. Incentive Awards will be deemed to be granted as of the date specified in the grant resolution of the Committee, which date will be the date of any related agreement with the Participant.

        6.    Options.

          6.1    Grant.    An Eligible Recipient may be granted one or more Options under the Plan, and such Options will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may designate whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Stock Option. To the extent that any Incentive Stock Option granted under the Plan ceases for any reason to qualify as an "incentive stock option" for purposes of Section 422 of the Code, such Incentive Stock Option will continue to be outstanding for purposes of the Plan but will thereafter be deemed to be a Non-Statutory Stock Option.

          6.2    Exercise Price.    The per share price to be paid by a Participant upon exercise of an Option will be determined by the Committee in its discretion at the time of the Option grant, provided that such price will not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant.

          6.3    Exercisability and Duration.    An Option will become exercisable at such times and in such installments and upon such terms and conditions as may be determined by the Committee in its sole discretion at the time of grant (including without limitation (i) the achievement of one or more of the Performance Criteria; and/or that (ii) the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period; provided, however, that no Option may be exercisable prior to six months from its date of grant (other than as provided in Section 9.1 of the Plan) or after (i) 10 years and one month from its date of grant, in the case of any Non-Statutory Option, or (ii) 10 years from its date of grant, in the case of any Incentive Stock Option.

          6.4    Payment of Exercise Price.    The total purchase price of the shares to be purchased upon exercise of an Option will be paid entirely in cash (including check, bank draft or money order); provided, however, that the Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by tender of a Broker Exercise Notice, by tender, or attestation as to ownership, of Previously Acquired Shares that have been held for the period of time necessary to avoid a charge to the Company's earnings for financial reporting purposes and that are otherwise acceptable to the Committee, or by a combination of such methods. For purposes of such payment, Previously Acquired Shares tendered or covered by an attestation will be valued at their Fair Market Value on the exercise date.

          6.5    Manner of Exercise.    An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in the Plan and in the agreement evidencing such Option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company at its principal executive office in St. Paul, Minnesota and by paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with Section 6.4 of the Plan.

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          6.6    Reload Options.    In connection with the grant of an Option hereunder, the Committee may provide for the automatic grant of a Reload Option when the original underlying Option is exercised in whole or in part during the term of the Participant's employment with the Company or any subsidiary and some or all of the exercise price is satisfied by tender or attestation of ownership of Previously Acquired Shares. Such Reload Option will be granted effective as of the date of exercise of the underlying Option, will provide the Participant the right to purchase the number of shares of Common Stock tendered or attested to in exercising the underlying Option and the number of shares tendered, attested to or withheld to satisfy tax obligations associated with that portion of the underlying Option exercised by such tender or attestation, will have an exercise price equal to the Fair Market Value on the date of grant, and will vest and become exercisable and will be subject to such other terms and conditions as the Committee may determine.

        7.    Restricted Stock Awards.

          7.1    Grant.    An Eligible Recipient may be granted one or more Restricted Stock Awards under the Plan, and such Restricted Stock Awards will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the vesting of such Restricted Stock Awards as it deems appropriate, including, without limitation, (i) the achievement of one or more of the Performance Criteria; and/or that (ii) the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period; provided, however, that other than as provided in Section 9.1 of the Plan, no Restricted Stock Award may vest prior to six months from its date of grant.

          7.2    Rights as a Stockholder; Transferability.    Except as provided in Sections 7.1, 7.3, 7.4 and 12.3 of the Plan, a Participant will have all voting, dividend, liquidation and other rights with respect to shares of Common Stock issued to the Participant as a Restricted Stock Award under this Section 7 upon the Participant becoming the holder of record of such shares as if such Participant were a holder of record of shares of unrestricted Common Stock.

          7.3    Dividends and Distributions.    Unless the Committee determines otherwise in its sole discretion (either in the agreement evidencing the Restricted Stock Award at the time of grant or at any time after the grant of the Restricted Stock Award), any dividends or distributions (other than regular quarterly cash dividends) paid with respect to shares of Common Stock subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the shares to which such dividends or distributions relate. The Committee will determine in its sole discretion whether any interest will be paid on such dividends or distributions.

          7.4    Enforcement of Restrictions.    To enforce the restrictions referred to in this Section 7, the Committee may place a legend on the stock certificates referring to such restrictions and may require the Participant, until the restrictions have lapsed, to keep the stock certificates, together with duly endorsed stock powers, in the custody of the Company or its transfer agent, or to maintain evidence of stock ownership, together with duly endorsed stock powers, in a certificateless book-entry stock account with the Company's transfer agent.

        8.    Performance Stock Awards.

        An Eligible Recipient may be granted one or more Performance Stock Awards under the Plan, and the issuance of shares of Common Stock pursuant to such Performance Stock Awards will be subject to such terms and conditions, if any, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion, including, but not limited to, the achievement of one or more of the Performance Criteria; provided, however, that other than as provided in Section 9.1 of the Plan, no Performance Stock Award may vest prior to six months from its date of grant.

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        9.    Effect of Termination of Employment.

          9.1    Termination of Employment Due to Death or Disability.    In the event a Participant's employment with the Company and all Subsidiaries is terminated by reason of death or Disability:

            (a)  All outstanding Options then held by the Participant will become immediately exercisable in full and will remain exercisable for a period of five years after such termination (but in no event after the expiration date of any such Option);

            (b)  All Restricted Stock Awards then held by the Participant will become fully vested; and

            (c)  Any conditions with respect to the issuance of shares of Common Stock pursuant to Performance Stock Awards will lapse.

          9.2    Termination of Employment Due to Retirement.    Subject to Section 9.5 of the Plan, in the event a Participant's employment with the Company and all Subsidiaries is terminated by reason of Retirement:

            (a)  All outstanding Options then held by the Participant will, to the extent exercisable as of such termination, remain exercisable in full for a period of five years after such termination (but in no event after the expiration date of any such Option). Options not exercisable as of such Retirement will be forfeited and terminate.

            (b)  All Restricted Stock Awards then held by the Participant that have not vested as of such termination will be terminated and forfeited; and

            (c)  All outstanding Performance Stock Awards then held by the Participant will be terminated and forfeited.

          9.3    Termination of Employment for Reasons Other than Death, Disability or Retirement.    Subject to Section 9.5 of the Plan, in the event a Participant's employment is terminated with the Company and all Subsidiaries for any reason other than death, Disability or Retirement, or a Participant is in the employ of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Participant continues in the employ of the Company or another Subsidiary):

            (a)  All outstanding Options then held by the Participant will, to the extent exercisable as of such termination, remain exercisable in full for a period of three months after such termination (but in no event after the expiration date of any such Option). Options not exercisable as of such termination will be forfeited and terminate.

            (b)  All Restricted Stock Awards then held by the Participant that have not vested as of such termination will be terminated and forfeited; and

            (c)  All outstanding Performance Stock Awards then held by the Participant will be terminated and forfeited.

          9.4    Modification of Rights Upon Termination.    Notwithstanding the other provisions of this Section 9, upon a Participant's termination of employment with the Company and all Subsidiaries, the Committee may, in its sole discretion (which may be exercised at any time on or after the date of grant, including following such termination), cause Options (or any part thereof) then held by such Participant to become or continue to become exercisable and/or remain exercisable following such termination of employment, and Restricted Stock Awards and Performance Stock Awards then held by such Participant to vest and/or continue to vest or become free of restrictions and conditions to issuance, as the case may be, following such termination of employment, in each case in the manner determined by the Committee; provided, however, that (a) no Option will become exercisable or vest prior to six months from its date of grant (unless such exercisability or vesting is

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  by reason of death or Disability), (b) no Restricted Stock Award will vest or be issued nor will shares of Common Stock be issued pursuant to a Performance Stock Award prior to six months from its date of grant (unless such vesting or issuance is by reason of death or Disability) and (c) no Incentive Award may remain exercisable or continue to vest for more than two years beyond the date such Incentive Award would have terminated if not for the provisions of this Section 9.4 but in no event beyond its expiration date.

          9.5    Effects of Actions Constituting Cause.    Notwithstanding anything in the Plan to the contrary, in the event that a Participant is determined by the Committee, acting in its sole discretion, to have committed any action which would constitute Cause as defined in Section 2.3, irrespective of whether such action or the Committee's determination occurs before or after termination of such Participant's employment with the Company or any Subsidiary, all rights of the Participant under the Plan and any agreements evidencing an Incentive Award then held by the Participant shall terminate and be forfeited without notice of any kind. The Company may defer the exercise of any Option, the vesting of any Restricted Stock Award or the issuance of any shares of Common Stock pursuant to any Performance Stock Award for a period of up to forty-five (45) days in order for the Committee to make any determination as to the existence of Cause.

          9.6    Determination of Termination of Employment.    Unless the Committee otherwise determines in its sole discretion, a Participant's employment will, for purposes of the Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company or the Subsidiary for which the Participant provides employment, as determined by the Committee in its sole discretion based upon such records.

        10.    Payment of Withholding Taxes.

          10.1    General Rules.    The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, foreign, state and local withholding and employment-related tax requirements attributable to an Incentive Award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Incentive Award or a disqualifying disposition of stock received upon exercise of an Incentive Stock Option, or (b) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to an Incentive Award.

          10.2    Special Rules.    The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment-related tax obligation described in Section 10.1 of the Plan by electing to tender, or by attestation as to ownership of, Previously Acquired Shares that have been held for the period of time necessary to avoid a charge to the Company's earnings for financial reporting purposes and that are otherwise acceptable to the Committee, by delivery of a Broker Exercise Notice or a combination of such methods. For purposes of satisfying a Participant's withholding or employment-related tax obligation, Previously Acquired Shares tendered or covered by an attestation will be valued at their Fair Market Value.

        11.    Change in Control.

          11.1    A "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

            (a)  any "person" as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any corporation owned, directly or indirectly, by

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    the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes, including pursuant to a tender or exchange offer for shares of Common Stock pursuant to which purchases are made, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities, other than in a transaction arranged or approved by the Board prior to its occurrence; provided, however, that if any such person will become the beneficial owner, directly or indirectly, of securities of the Company representing 34% or more of the combined voting power of the Company's then outstanding securities, a Change in Control will be deemed to occur whether or not any or all of such beneficial ownership is obtained in a transaction arranged or approved by the Board prior to its occurrence, and other than in a transaction in which such person will have executed a written agreement with the Company (and approved by the Board) on or prior to the date on which such person becomes the beneficial owner of 25% or more of the combined voting power of the Company's then outstanding securities, which agreement imposes one or more limitations on the amount of such person's beneficial ownership of shares of Common Stock, if, and so long as, such agreement (or any amendment thereto approved by the Board provided that no such amendment will cure any prior breach of such agreement or any amendment thereto) continues to be binding on such person and such person is in compliance (as determined by the Board in its sole discretion) with the terms of such agreement (including such amendment); provided, however, that if any such person will become the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities, a Change in Control will be deemed to occur whether or not such beneficial ownership was held in compliance with such a binding agreement, and provided further that the provisions of this subparagraph (a) shall not be applicable to a transaction in which a corporation becomes the owner of all the Company's outstanding securities in a transaction which complies with the provisions of subparagraph (c) of this Section 11.1 (e.g., a reverse triangular merger); or

            (b)  during any thirty-six consecutive calendar months, the individuals who constitute the Board on the first day of such period or any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the final day of such period, or whose appointment, election or nomination for election was previously so approved or recommended shall for any reason cease to constitute at least a majority thereof; or

            (c)  there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, and in which no "person" (as defined under subparagraph (a) above) acquires 50% or more of the combined voting power of the securities of the Company or such surviving entity or parent thereof outstanding immediately after such merger or consolidation; or

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            (d)  the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, more than 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

          11.2    Acceleration of Vesting.    Without limiting the authority of the Committee under Sections 3.2 and 4.3 of the Plan, if a Change in Control of the Company occurs, then, if approved by the Committee in its sole discretion either in an agreement evidencing an Incentive Award at the time of grant or at any time after the grant of an Incentive Award: (a) all Options that have been outstanding for at least six months will become immediately exercisable in full and will remain exercisable in accordance with their terms; (b) all Restricted Stock Awards that have been outstanding for at least six months will become immediately fully vested and non-forfeitable; and (c) any conditions to the issuance of shares of Common Stock pursuant to Performance Stock Awards that have been outstanding for at least six months will lapse.

          11.3    Cash Payment.    If a Change in Control of the Company occurs, then the Committee, if approved by the Committee in its sole discretion either in an agreement evidencing an Incentive Award at the time of grant or at any time after the grant of an Incentive Award, and without the consent of any Participant affected thereby, may determine that: (i) some or all Participants holding outstanding Options will receive, with respect to some or all of the shares of Common Stock subject to such Options, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the excess of the Fair Market Value of such shares immediately prior to the effective date of such Change in Control of the Company over the exercise price per share of such Options (or, in the event that there is no excess, that such Options will be terminated); and (ii) some or all Participants holding Performance Stock Awards will receive, with respect to some or all of the shares of Common Stock subject to such Performance Stock Awards, as of the effective date of any such Change in Control of the Company, cash in an amount equal the Fair Market Value of such shares immediately prior to the effective date of such Change in Control.

        12.    Rights of Eligible Recipients and Participants; Transferability.

          12.1    Employment.    Nothing in the Plan will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue in the employ of the Company or any Subsidiary.

          12.2    Rights as a Stockholder.    As a holder of Incentive Awards (other than Restricted Stock Awards), a Participant will have no rights as a stockholder unless and until such Incentive Awards are exercised for, or paid in the form of, shares of Common Stock and the Participant becomes the holder of record of such shares. Except as otherwise provided in the Plan, no adjustment will be made for dividends or distributions with respect to such Incentive Awards as to which there is a record date preceding the date the Participant becomes the holder of record of such shares, except as the Committee may determine in its discretion.

          12.3    Restrictions on Transfer.

            (a)  Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by subsections (b) and (c) below, no right or interest of any Participant in an Incentive Award prior to the exercise (in the case of Options) or vesting or issuance (in the case of Restricted Stock Awards and Performance Stock Awards) of such

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    Incentive Award will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise.

            (b)  A Participant will be entitled to designate a beneficiary to receive an Incentive Award upon such Participant's death, and in the event of such Participant's death, payment of any amounts due under the Plan will be made to, and exercise of any Options (to the extent permitted pursuant to Section 9 of the Plan) may be made by, such beneficiary. If a deceased Participant has failed to designate a beneficiary, or if a beneficiary designated by the Participant fails to survive the Participant, payment of any amounts due under the Plan will be made to, and exercise of any Options (to the extent permitted pursuant to Section 9 of the Plan) may be made by, the Participant's legal representatives, heirs and legatees. If a deceased Participant has designated a beneficiary and such beneficiary survives the Participant but dies before complete payment of all amounts due under the Plan or exercise of all exercisable Options, then such payments will be made to, and the exercise of such Options may be made by, the legal representatives, heirs and legatees of the beneficiary.

            (c)  Upon a Participant's request, the Committee may, in its sole discretion, permit a transfer of all or a portion of a Non-Statutory Stock Option, other than for value, to such Participant's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, any person sharing such Participant's household (other than a tenant or employee), a trust in which any of the foregoing have more than fifty percent of the beneficial interests, a foundation in which any of the foregoing (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests. Any permitted transferee will remain subject to all the terms and conditions applicable to the Participant prior to the transfer except that a transferee will have no rights to receive a grant of Reload Options under Section 6.6 of the Plan. A permitted transfer may be conditioned upon such requirements as the Committee may, in its sole discretion, determine, including, but not limited to execution and/or delivery of appropriate acknowledgements, opinion of counsel, or other documents by the transferee.

          12.4    Non-Exclusivity of the Plan.    Nothing contained in the Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

        13.    Securities Law and Other Restrictions.

        Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Incentive Awards granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable securities laws of a state or foreign jurisdiction or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (b) there has been obtained any other consent, approval or permit from any other U.S. or foreign regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

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        14.    Performance-Based Compensation Provisions.

        The Committee, when it is comprised solely of two or more outside directors meeting the requirements of Section 162(m) of the Code ("Section 162(m)"), in its sole discretion, may designate whether any Incentive Awards are intended to be "performance-based compensation" within the meaning of Section 162(m). Any Incentive Awards so designated will, to the extent required by Section 162(m), be conditioned upon the achievement of one or more Performance Criteria, and such Performance Criteria will be established by the Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m) giving due regard to the disparate treatment under Section 162(m) of Options (where compensation is determined based solely on an increase in the value of the underlying stock after the date of grant or award), as compared to other forms of compensation, including Restricted Stock Awards and Performance Stock Awards. The Committee shall also certify in writing that such Performance Criteria have been met prior to payment of compensation to the extent required by Section 162(m).

        15.    Plan Amendment, Modification and Termination.

        The Board may suspend or terminate the Plan or any portion thereof at any time. In addition to the authority of the Committee to amend the Plan under Section 3.2(e), the Board may amend the Plan from time to time in such respects as the Board may deem advisable in order that Incentive Awards under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no such amendments to the Plan will be effective without approval of the Company's stockholders if: (i) stockholder approval of the amendment is then required pursuant to Section 422 of the Code or the rules of the New York Stock Exchange; or (ii) such amendment seeks to modify Section 3.2(d) hereof. No termination, suspension or amendment of the Plan may adversely affect any outstanding Incentive Award without the consent of the affected Participant; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Sections 3.2(c), 4.3 and 11 of the Plan.

        16.    Effective Date and Duration of the Plan.

        The Plan is effective as of the Effective Date. The Plan will terminate at midnight on June 30, 2007, and may be terminated prior to such time by Board action. No Incentive Award will be granted after termination of the Plan, other than Reload Options provided for under the terms of an agreement evidencing an Option granted prior to termination of the Plan. Incentive Awards outstanding upon termination of the Plan may continue to be exercised, or become free of restrictions, according to their terms.

        17.    Miscellaneous.

          17.1    Governing Law.    Except to the extent expressly provided herein or in connection with other matters of corporate governance and authority (all of which shall be governed by the laws of the Company's jurisdiction of incorporation), the validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Minnesota, notwithstanding the conflicts of laws principles of any jurisdictions.

          17.2    Successors and Assigns.    The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Participants.

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